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                            TCI COMMUNICATIONS, INC.

                                      AND

                              THE BANK OF NEW YORK
                                               TRUSTEE

                               ----------------
                                   INDENTURE
                         DATED AS OF DECEMBER 20, 1995

                               ----------------

                                DEBT SECURITIES

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

                             CROSS-REFERENCE TABLE

   TIA                                                             INDENTURE
 SECTION                                                            SECTION
   310   (a)(1)..............................................  7.10
         (a)(2)..............................................  7.10
         (a)(3)..............................................  N.A.
         (a)(4)..............................................  N.A.
         (b).................................................  7.08; 7.10; 11.02
         (c).................................................  N.A.
   311   (a).................................................  7.11
         (b).................................................  7.11
         (c).................................................  N.A.
   312   (a).................................................  2.07
         (b).................................................  11.03
         (c).................................................  11.03
   313   (a).................................................  7.06
         (b)(1)..............................................  N.A.
         (b)(2)..............................................  7.06
         (c).................................................  11.02
         (d).................................................  7.06
   314   (a).................................................  4.06; 11.02
         (b).................................................  N.A.
         (c)(1)..............................................  11.04
         (c)(2)..............................................  11.04
         (c)(3)..............................................  N.A.
         (d).................................................  N.A.
         (e).................................................  11.05
         (f).................................................  N.A.
   315   (a).................................................  7.01(b)
         (b).................................................  7.05; 11.02
         (c).................................................  7.01(a)
         (d).................................................  7.01(c)
         (e).................................................  6.11
   316   (a)(last sentence)..................................  11.06
         (a)(1)(A)...........................................  6.05
         (a)(1)(B)...........................................  6.04
         (a)(2)..............................................  N.A.
         (b).................................................  6.07
   317   (a)(1)..............................................  6.08
         (a)(2)..............................................  6.09
         (b).................................................  2.06
   318   (a).................................................  11.01

--------
N.A. means Not Applicable.

                               TABLE OF CONTENTS

                               ----------------

 Section                             Heading                              Page
                                   ARTICLE ONE
                    Definitions and Incorporation by Reference
  1.01.  Definitions....................................................    6
  1.02.  Other Definitions..............................................   12
  1.03.  Incorporation by Reference of Trust Indenture Act..............   12
  1.04.  Rules of Construction..........................................   12

                                   ARTICLE TWO
                                  The Securities
  2.01.  Forms Generally................................................   13
  2.02.  Amount Unlimited; Issuable in Series...........................   13
  2.03.  Denominations..................................................   16
  2.04.  Execution, Authentication, Delivery and Dating.................   16
            Registrar, Paying Agent, Conversion Agent and Authenticating
  2.05.  Agent..........................................................   18
  2.06.  Paying Agent to Hold Money and Securities in Trust.............   20
  2.07.  Securityholder Lists...........................................   20
  2.08.  Transfer and Exchange..........................................   20
  2.09.  Replacement Securities.........................................   23
  2.10.  Securities in Global Form......................................   24
  2.11.  Temporary Securities...........................................   25
  2.12.  Cancellation...................................................   25
  2.13.  Payment of Interest; Defaulted Interest........................   26
  2.14.  Persons Deemed Owners..........................................   26
                                  ARTICLE THREE
                                    Redemption
  3.01.  Applicability of Article.......................................   27
  3.02.  Notices to Trustee.............................................   27
  3.03.  Selection of Securities to be Redeemed.........................   28
  3.04.  Notice of Redemption...........................................   28
  3.05.  Effect of Notice of Redemption.................................   29
  3.06.  Deposit of Redemption Price....................................   30
  3.07.  Securities Redeemed in Part....................................   30
  3.08.  Conversion Arrangement on Call for Redemption..................   30
                                   ARTICLE FOUR
                                    Covenants
  4.01.  Payment of Securities; Maintenance of Office or Agency.........   31
  4.02.  Change of Control..............................................   32
  4.03.  Designation of Restricted Subsidiaries.........................   35
  4.04.  Limitation on Liens............................................   35
  4.05.  Limitation on Restricted Subsidiary Funded Debt................   36
  4.06.  SEC Reports....................................................   36
  4.07.  Compliance Certificate.........................................   36
  4.08.  Corporate Existence............................................   37
  4.09.  Waiver of Certain Covenants....................................   37
  4.10.  No Lien Created................................................   37
  4.11.  Calculation of Original Issue Discount.........................   37

 Section                              Heading                               Page
                                    ARTICLE FIVE
                               Successor Corporation
  5.01.  When Company May Merge, etc......................................   37
                                    ARTICLE SIX
                               Defaults and Remedies
  6.01.  Events of Default................................................   38
  6.02.  Acceleration.....................................................   39
  6.03.  Other Remedies...................................................   39
  6.04.  Waiver of Existing Defaults......................................   40
  6.05.  Control by Majority..............................................   40
  6.06.  Limitation on Suits..............................................   40
  6.07.  Rights of Holders to Receive Payment and to Convert..............   40
  6.08.  Collection Suit by Trustee.......................................   41
  6.09.  Trustee May File Proofs of Claim.................................   41
  6.10.  Priorities.......................................................   41
  6.11.  Undertaking for Costs............................................   41
                                   ARTICLE SEVEN
                                      Trustee
  7.01.  Duties of Trustee................................................   41
  7.02.  Rights of Trustee................................................   42
  7.03.  Individual Rights of Trustee.....................................   42
  7.04.  Trustee's and Authenticating Agent's Disclaimer..................   43
  7.05.  Notice of Defaults...............................................   43
  7.06.  Reports by Trustee to Holders....................................   43
  7.07.  Compensation and Indemnity.......................................   43
  7.08.  Replacement of Trustee...........................................   44
  7.09.  Successor Trustee by Merger, etc.................................   44
  7.10.  Eligibility; Disqualification....................................   44
  7.11.  Preferential Collection of Claims Against Company................   44
                                   ARTICLE EIGHT
                               Discharge of Indenture
  8.01.  Termination of Company's Obligations.............................   45
  8.02.  Application of Trust Fund........................................   45
  8.03.  Repayment to Company.............................................   46
                                    ARTICLE NINE
                        Amendments, Supplements and Waivers
  9.01.  Without Consent of Holders.......................................   46
  9.02.  With Consent of Holders..........................................   47
  9.03.  Compliance with Trust Indenture Act..............................   47
  9.04.  Effect of Amendments and Supplements.............................   48
  9.05.  Notation on or Exchange of Securities............................   48
  9.06.  Trustee to Sign Amendments, etc..................................   48

 Section                             Heading                              Page
                                   ARTICLE TEN
                                    Conversion

 10.01.  Applicability of Article.......................................   48
 10.02.  Conversion Privilege...........................................   48
 10.03.  Conversion Procedure...........................................   49
 10.04.  Fractional Shares..............................................   49
 10.05.  Taxes on Conversion............................................   50
 10.06.  Company to Provide Stock.......................................   50
 10.07.  Adjustment for Change in Capital Stock.........................   50
 10.08.  Adjustment for Rights Issue....................................   51
 10.09.  Adjustments for Other Distributions............................   51
 10.10.  Voluntary Adjustment...........................................   52
 10.11.  Certain Definitions............................................   53
 10.12.  When Adjustment May Be Deferred................................   54
 10.13.  When Adjustment Is Not Required................................   54
 10.14.  Notice of Adjustment...........................................   54
 10.15.  Notice of Certain Transactions.................................   54
 10.16.  Consolidation, Merger or Sale of the Company...................   55
 10.17.  Company Determination Final....................................   55
 10.18.  Trustee's and Conversion Agent's Disclaimer....................   55
 10.19.  Simultaneous Adjustments.......................................   55

                                  ARTICLE ELEVEN
                                  Miscellaneous

 11.01.  Trust Indenture Act Controls...................................   56
 11.02.  Notices........................................................   56
 11.03.  Communication by Holders with Other Holders....................   57
 11.04.  Certificate and Opinion as to Conditions Precedent.............   57
 11.05.  Statements Required in Certificate or Opinion..................   57
 11.06.  When Treasury Securities Disregarded...........................   58
 11.07.  Rules by Trustee and Agents....................................   58
 11.08.  Legal Holidays.................................................   58
 11.09.  Governing Law..................................................   58
 11.10.  No Adverse Interpretation of Other Agreements..................   58
 11.11.  No Recourse Against Others.....................................   58
 11.12.  Successors.....................................................   58
 11.13.  Duplicate Originals............................................   58
 11.14.  Table of Contents, Headings, Etc...............................   59
 11.15.  Acts of Holders................................................   59

                                  ARTICLE TWELVE
                        Meetings of Holders of Securities

 12.01.  Purposes for which Meetings May be Called......................   60
 12.02.  Call, Notice and Place of Meetings.............................   60
 12.03.  Persons Entitled to Vote at Meetings...........................   60
 12.04.  Quorum; Action.................................................   61
              Determination of Voting Rights; Conduct and Adjournment of
 12.05.  Meetings.......................................................   61
 12.06.  Counting Votes and Recording Action of Meetings................   62
 Signatures..............................................................  63

  INDENTURE dated as of December 20, 1995, between TCI COMMUNICATIONS, INC., a Delaware corporation ("Company"), and THE BANK OF NEW YORK, a New York banking corporation ("Trustee").

  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes, bonds or other evidences of indebtedness ("Securities"), to be issued in one or more series as provided in this Indenture.

  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the respective Holders from time to time of the Securities or of series thereof:

                                  ARTICLE ONE

                  Definitions and Incorporation by Reference

Section 1.01. Definitions.

  Additional Amounts means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.

  Affiliate of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person.

  Agent means any Registrar, Paying Agent, co-Registrar or Conversion Agent. See Section 2.05.

  Authenticating Agent means any person authorized by the Trustee pursuant hereto to act on behalf of the Trustee to authenticate Securities of one or more series.

  Authorized Newspaper means a newspaper, in the English language or in an official language of the place of publication, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements in and each case on any day that is a Business Day in the place of publication.

  Bearer Security means any Security which is established pursuant to this Indenture which is payable to bearer.

  Board of Directors means the Board of Directors of the Company or any authorized committee thereof.

  Business Day, except as may otherwise be provided in the form of Securities of any particular series, means, with respect to any place of payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a Legal Holiday in such place of payment or other location.

  "Change of Control" means the occurrence of either of the following events (to the extent applicable): (A) the acquisition by any person (other than the Parent, the Company, any Subsidiary or Parent Subsidiary or any Controlling Person) during any period of twelve (12) consecutive months of beneficial ownership of shares of the Class A Stock or Class B Stock or both representing in the aggregate thirty percent (30%) or more of the combined voting power of all shares of the Class A Stock and Class B Stock, calculated on a fully diluted basis as of the date immediately prior to the date of such acquisition (or, if there be more than one acquisition during such twelve-month period, the date of the last such acquisition); provided, however, that notwithstanding the foregoing, no Change of Control shall be deemed to have occurred if and for so long as the shares of the Class A Stock and Class B Stock beneficially owned by the Parent, the Parent Subsidiaries (other than the Company and its Subsidiaries) and the Controlling Persons represent in the aggregate 30% or more of the combined voting power of all shares of the Class A Stock and Class B Stock calculated on a fully diluted basis, or (B) for so long as the Company is a Parent Subsidiary, the acquisition by any person (other than the Parent, any Parent

Subsidiary or any Controlling Person) during any period of twelve (12) consecutive months of beneficial ownership of shares of common stock of the Parent representing in the aggregate thirty percent (30%) or more of the combined voting power of all shares of the Parent's common stock, calculated on a fully diluted basis as of the date immediately prior to the date of such acquisition (or, if there be more than one acquisition during such twelve-month period, the date of the last such acquisition); provided, however, that notwithstanding the foregoing no Change of Control shall be deemed to have occurred if and for so long as the shares of the Parent's common stock beneficially owned by the Controlling Persons represent in the aggregate 30% or more of the combined voting power of all shares of the Parent's common stock calculated on a fully diluted basis.

  Class A Stock means the Class A Common Stock, $1.00 par value, of the Company as it exists on the date of this Indenture and stock of any other class into which such Class A Common Stock may thereafter have been changed.

  Class B Stock means the Class B Common Stock, $1.00 par value, of the Company as it exists on the date of this Indenture and stock of any other class into which such Class B Common Stock may thereafter have been changed.

  Company means TCI Communications, Inc., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

  Controlling Person means each of (1) the Chairman of the Board of the Parent as of the date of this Indenture, (2) the President of the Parent as of the date of this Indenture, (3) each of the directors of the Parent as of the date of this Indenture, (4) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (3) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs, (5) Kearns-Tribune Corporation, a Delaware corporation, or any successor thereto by merger or consolidation and
(6) the trustee under the Parent's Employee Stock Purchase Plan or any successor plan or any other employee stock ownership or other employee benefit plan of the Parent or the Company or any Subsidiary or Parent Subsidiary. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person. The trustee under the Parent's Employee Stock Purchase Plan or any successor plan or any other employee stock ownership or other employee benefit plan of the Parent or the Company or of any Subsidiary or Parent Subsidiary shall be deemed to have beneficial ownership of all shares of common stock of the Parent or the Company held under the plan, whether or not allocated to or vested in participants' accounts.

  Convertible Securities means any or all options, warrants, securities and rights, except the Series B TCI Group Common Stock and the Securities, which are convertible into or exercisable or exchangeable for Parent Stock or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire Parent Stock.

  coupon means any interest coupon appertaining to a Bearer Security.

  Debt means, with respect to any person: (1) any indebtedness of such person
(i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities; (2) any guarantee by such person of any indebtedness of others described in the preceding clause (1); and (3) any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

  Default means any event which is, or after notice or passage of time would be, an Event of Default.

  Dollar or $ or U.S. Dollar means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

  Funded Debt of any person means, as of the date as of which the amount thereof is to be determined, without duplication, all indebtedness of such person for borrowed money and all guaranties by such person of any indebtedness of others for borrowed money, which by its terms has a final maturity, duration or payment date more than one year from the date of determination thereof (including, without limitation, any balance of such indebtedness which was Funded Debt at the time of its creation maturing within one year from such date of determination) or which has a final maturity, duration or payment date within one year from such date of determination but which by its terms may be renewed or extended at the option of such person for more than one year from such date of determination, whether or not theretofore renewed or extended. When used with respect to the Company or any Restricted Subsidiary, the term "Funded Debt" excludes (1) any indebtedness of the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary, (2) any guarantee by the Company or any Restricted Subsidiary of indebtedness of the Company or another Restricted Subsidiary, provided that such guarantee is not secured by a Lien on Restricted Property, and (3) with respect to any series of Securities, any indebtedness of the Company or any Restricted Subsidiary to any Unrestricted Subsidiary which indebtedness is subordinated in right of payment to the prior payment in full of the outstanding Securities of such series on terms no less favorable to the holders of such Securities than those contained in Article Ten of that certain Indenture, dated as of April 1, 1991, between the Company and Chemical Bank, as Trustee, pursuant to which the Company's subordinated debt securities are subordinated to all Senior Debt of the Company (as defined therein), without giving effect to any amendment, modification or supplement to, or discharge of, such Indenture after the date hereof, and which indebtedness is not secured by a Lien on Restricted Property. For purposes of determining the outstanding principal amount of Funded Debt at any date, the amount of indebtedness issued at a price less than the principal amount thereof shall be equal to the amount of the liability in respect thereof at such date determined in accordance with generally accepted accounting principles.

  Government Obligations, with respect to any Security, means (i) direct obligations of the government or governments which issued the currency in which the principal of or any interest on such Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government or governments, in each case where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by such government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

  Holder or Securityholder means, when used with respect to any Security, in the case of a Registered Security the person in whose name the Security is registered in the security register and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

  Indenture means this Indenture as amended or supplemented from time to time and, unless the context indicates otherwise, shall include the form and terms of a particular series of Securities established as contemplated hereunder.

  interest, when used with respect to an Original Issue Discount Security which by its terms bears interest only after maturity or upon default in any other payment due on such Security, means interest payable after maturity or upon such a default, as the case may be.

  Interest Payment Date means the date, if any, specified in the Securities of any series or a coupon representing an installment of interest as the fixed date on which an installment of interest on the Securities of that series or such coupon is due and payable.

  Leverage Ratio with respect to the Restricted Group means, as of the date of and after giving effect to any designation of an Unrestricted Subsidiary as a Restricted Subsidiary and/or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in each case in accordance with Section 4.03, the ratio of (1) the aggregate outstanding principal amount of all Funded Debt of the Restricted Group as of such date to (2) the product of four times the Restricted Group Cash Flow for the most recent full fiscal quarter for which financial information is available on such date.

  Lien means any mortgage, pledge, lien, security interest, or other similar encumbrance.

  Maximum Funded Debt Amount means, as of any date of determination thereof, that amount which is equal to the product of (i) eight and (ii) the product of
(x) the Restricted Group Cash Flow for the most recent full fiscal quarter for which financial information is available on such date and (y) four.

  National Rating Agency means, when used with respect to Securities of any series as of any date of determination any of the following nationally recognized statistical rating organizations (and, in each case, any successor thereto) that rate the Securities of such series as of such date of determination: Duff & Phelps Credit Rating Co.; Moody's Investors Service, Inc.; Standard & Poor's Securities, Inc.; and Fitch Investors Service, L.P.

  Officer means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

  Officers' Certificate means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company and delivered to the Trustee. See Sections 11.04 and 11.05.

  Opinion of Counsel means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 11.04 and 11.05.

  original issue discount of any debt security, including any Original Issue Discount Security, means the difference between the principal amount of such debt security and the initial issue price of such debt security (as set forth, in the case of an Original Issue Discount Security, on the face of such Security).

  Original Issue Discount Security means any Security which provides for an amount less than the principal amount thereof to be due and payable upon acceleration of the maturity thereof pursuant to Section 6.02.

  outstanding, when used with respect to Securities of any series, means as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

    (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

    (ii) Securities for whose payment, redemption or purchase the Trustee or any Paying Agent (other than the Company) holds in trust or the Company (acting as its own Paying Agent) has set aside and segregated in trust on a maturity date, redemption date, Purchase Date or, if so specified with respect to the Securities of any series pursuant to Section 2.02 on a date (or, if so specified, on the Business Day following a date) on which Securities of such series are to be purchased by the Company pursuant to any provision thereof providing for such purchase at the option of the Holder or the Company, money (or securities if permitted by the terms of such Securities) sufficient to pay Securities and any coupons appertaining thereto payable on that date;

    (iii) Securities with respect to which the Company has terminated its obligations pursuant to Section 8.01 hereof; provided, however, that such Securities shall continue to be outstanding for all purposes related to those obligations that survive such termination as provided in Section 8.01 unless and until they cease to be outstanding in accordance with clauses
  (i) or (ii) above or clause (iv) below; and

    (iv) Securities which have been paid pursuant to Section 2.09 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

  provided, however, that in determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder or whether a quorum is present at a meeting of Holders, and for the purpose of making the calculations required by TIA (S) 313, (x) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02, and (y) the principal amount of a Security denominated in a foreign currency or currencies or composite currency shall be the U.S. Dollar equivalent, determined as of the date of original issuance of such Security, of the principal amount of such Security (or, in the case of an Original Issue Discount Security, the U.S. Dollar equivalent as of such date of original issuance of such Security of the amount determined as provided in clause (x) above). Subject to the provisions of Section 11.06, a Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

  Parent means Tele-Communications, Inc., a Delaware corporation, and any successor thereof.

  Parent Stock means the Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value, as it exists on the date of this Indenture and any other capital stock into which such Series A TCI Group Common Stock may thereafter have been changed.

  Parent Subsidiary means a corporation a majority of whose voting stock is owned by the Parent and/or one or more Parent Subsidiaries. Voting stock is capital stock having voting power under ordinary circumstances to elect directors.

  place of payment means, when used with respect to any Security, the place or places where, subject to the provisions of Section 4.01, the principal of, or interest on, or any Additional Amounts with respect to such Security are payable as specified as contemplated by Section 2.02.

  Predecessor Securities means, with respect of any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purpose of this definition, any Security authenticated and delivered under Section 2.09 in exchange for or in lieu of a mutilated, lost, destroyed or wrongfully-taken Security or a Security to which a mutilated, lost, destroyed or wrongfully-taken coupon appertains shall be deemed to evidence the same debt as the mutilated, lost, destroyed or wrongfully-taken Security or the Security to which the mutilated, lost, destroyed or wrongfully-taken coupon appertains, as the case may be.

  principal of a debt security, including any Security, means the amount (including, without limitation, if and to the extent applicable, any premium and, in the case of an Original Issue Discount Security, any accrued original issue discount, but excluding interest) that is payable with respect to such debt security as of any date and for any purpose (including, without limitation, in connection with any sinking fund, upon any redemption at the option of the Company, upon any purchase or exchange at the option of the Company or the holder of such debt security and upon any acceleration of the maturity of such debt security).

  principal amount of a debt security, including any Security, means (except as otherwise provided in the definition of "Funded Debt" in this Section 1.01) the principal amount as set forth on the face of such debt security.

  Principal Property means, as of any date of determination, any property or assets owned by any Restricted Subsidiary other than (1) any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole and (2) any shares of any class of stock or any other security of any Unrestricted Subsidiary.

  Registered Security means any Security issued pursuant to this Indenture which is registered in the security register.

  Regular Record Date means the date, if any, specified in the Registered Securities of any series as the record date for the determination of Securityholders to whom interest is payable on the next succeeding Interest Payment Date.

  Restricted Group means, as of any date of determination, the Company and the Restricted Subsidiaries as of such date after giving effect to any designations being made on such date in accordance with Section 4.03.

  Restricted Group Cash Flow for any period means the Restricted Group Net Income (as defined below) for such period, plus (A) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as charges to Restricted Group Net Income for such period: (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense and other noncash charges, (iv) extraordinary items and (v) after-tax losses on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles, minus (B) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as credits to Restricted Group Net Income for such period: (i) noncash credits, (ii) extraordinary items, and (iii) after-tax gains on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles.

  For purposes of this definition, (1) "Restricted Group Net Income" for any period means the aggregate of the net income (loss) for such period of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that (i) the net income (loss) of any person accounted for by the equity method of accounting and the net income (loss) of any Unrestricted Subsidiary shall be excluded, except that the net income of any such person or Unrestricted Subsidiary shall be included to the extent of the amount of dividends or distributions paid by such person or Unrestricted Subsidiary to the Company or a Restricted Subsidiary during such period, and (ii) except as otherwise provided in clause (2) below, the net income (loss) of any other person acquired by the Company or any Restricted Subsidiary in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition shall be excluded; and (2) if the Company or any Restricted Subsidiary consummated any acquisition or disposition of assets during the period for which Restricted Group Cash Flow is being calculated, or consummated any acquisition or disposition of assets subsequent to such period and on or prior to the date as of which the Leverage Ratio or Maximum Funded Debt Amount, as applicable, is to be determined, then, in each such case, the Restricted Group Cash Flow for such period shall be calculated on a pro forma basis as if such acquisition or disposition had occurred at the beginning of such period.

  Restricted Property means, as of any date of determination, any Principal Property and any shares of stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary.

  Restricted Subsidiary means, as of any date of determination, a corporation a majority of whose voting stock is owned by the Company and/or one or more Restricted Subsidiaries, which corporation has been, or is then being, designated a Restricted Subsidiary in accordance with Section 4.03, unless and until designated an Unrestricted Subsidiary in accordance with Section 4.03.

  SEC means the Securities and Exchange Commission.

  Securities means the Securities that are issued from time to time in one or more series under this Indenture as such Securities are amended or supplemented from time to time.

  Series B TCI Group Common Stock means the Tele-Communications, Inc. Series B TCI Group Common Stock, $1.00 par value, as it exists on the date of this Indenture and any other capital stock into which such Series B TCI Group Common Stock may thereafter have been changed.

  Subsidiary means a corporation a majority of whose voting stock is owned by the Company and/or one or more Subsidiaries. Voting stock is capital stock having voting power under ordinary circumstances to elect directors.

  TIA means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

  Trustee means the party named as such in this Indenture until a successor replaces it and thereafter means the successor and if at any time there is more than one such party, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

  Trust Officer means any officer or assistant officer in the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters.

  United States, except as otherwise provided in or pursuant to this Indenture, means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

  United States Alien, except as otherwise provided in or pursuant to this Indenture, means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

  Unrestricted Subsidiary means, as of any date of determination, any Subsidiary of the Company that is not a Restricted Subsidiary.

Section 1.02. Other Definitions.

            TERM                                                 DEFINED IN SECTION
      Act......................................................        11.15
      Average Market Price.....................................        10.11
      Bankruptcy Law...........................................         6.01
      Code.....................................................         9.01
      Conversion Agent.........................................         2.05
      current market price.....................................        10.11
      Custodian................................................         6.01
      Determination Date.......................................        10.11
      Downgrading Agency.......................................         4.02
      Event of Default.........................................         6.01
      Ex-Dividend Date.........................................        10.11
      Legal Holiday............................................        11.08
      Paying Agent.............................................         2.05
      Purchase Date............................................         4.02
      Put Event................................................         4.02
      Registrar................................................         2.05
      Threshold Rating.........................................         4.02

Section 1.03. Incorporation by Reference of Trust Indenture Act.

  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

    Commission means the SEC.

    indenture securities means the Securities.

    indenture security holder means a Securityholder.

    indenture to be qualified means this Indenture.

    indenture trustee or institutional trustee means the Trustee.

    obligor on the indenture securities means the Company and any other obligor thereon.

  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

Section 1.04. Rules of Construction.

  Unless the context otherwise requires:

    (1) a term has the meaning assigned to it;

    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date of this Indenture;

    (3) "or" is not exclusive; and

    (4) words in the singular include the plural, and in the plural include the singular.

                                  ARTICLE TWO

                                The Securities

Section 2.01. Forms Generally.

  The Securities of each series may be issued as Registered Securities without coupons attached, or Bearer Securities with or without coupons attached, or both, and may be issued in whole or in part in the form of one or more global Securities as shall be specified as contemplated by Section 2.02. In the absence of any contrary provisions with respect to the Securities of any series, the Securities shall be issued as Registered Securities and shall not be issuable upon the exercise of warrants. Bearer Securities shall be issued with coupons attached unless otherwise provided with respect to the Securities of any series as contemplated by Section 2.02.

  The Securities of each series (including any temporary global Securities) and related coupons, if any, shall be in one of the forms established from time to time by or pursuant to a resolution of the Board of Directors or in or pursuant to one or more indentures supplemental hereto, which shall set forth the information required by Section 2.02. The Securities and coupons, if any, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by a resolution of the Board of Directors and may have such notations, legends or endorsements as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required by law, stock exchange rule or usage. The Company shall approve the form or forms of Securities and any coupons appertaining thereto and any notation, legend or endorsement on them. If the form or forms of Securities of any series or coupons are established by action taken pursuant to a resolution of the Board of Directors or indenture supplemental hereto, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the written order of the Company contemplated by Section 2.04 for the authentication and delivery of such Securities or coupons.

  Subject to Section 2.05, the form of the Trustee's certificate of authentication to be borne by the Securities shall be substantially as follows:

                         CERTIFICATE OF AUTHENTICATION

  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                          The Bank of New York

                                                                     as Trustee

                                          By __________________________________
                                                  Authorized Signatory

Section 2.02. Amount Unlimited; Issuable in Series

  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

  The Securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors or established in or pursuant to one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

    (1) the title of Securities of the series (which shall distinguish Securities of the series from all other Securities);

    (2) any limit upon the aggregate principal amount of Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.08, 2.09, 2.11, 3.07 or 9.05 and except for any Securities which pursuant to Section 2.04 are deemed not to have been authenticated and delivered hereunder);

    (3)(A) whether Securities of the series are issuable as Registered Securities, as Bearer Securities or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with coupons, without coupons or both; (B) any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations); (C) whether any of the Securities of the series are to be issuable in global form and, if so, (i) the identity of the depositary with respect to any such global Security and (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and, if so, the circumstances under which and the manner in which any such exchanges may occur, if other than as specified in
  Section 2.08; (D) if any of the Securities of the series are to be issuable as Bearer Securities or in global form, the date as of which any such Bearer Security or global Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued); and (E) if Securities of the series are to be issuable in definitive form (whether upon original issue, upon exchange of a temporary Security of such series, or in exchange for a beneficial ownership interest in a permanent global Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, or if Securities of the series are initially issuable in temporary global form and if owners of beneficial interests therein may exchange such interest for an interest in a permanent global Security only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

    (4)(A) the person to whom any interest on any Registered Security of the series shall be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; (B) the manner in which, or the person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature; and (C) if any Securities of the series are to be issuable as Bearer Securities, the extent to which, or the manner in which, and the terms and conditions (including certification requirements) upon which, any interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an Interest Payment Date prior to the exchange of such temporary global Security for a permanent global Security or for definitive Securities of the series will be paid to any clearing organization with respect to the portion of such temporary global Security held for its account and, in such event, the terms and conditions (including certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such Interest Payment Date, and any other requirements in addition to or in lieu of those provided herein relating to the payment of interest on or any Additional Amounts in respect of Bearer Securities;

    (5) the date or dates (and whether fixed or extendible) on which the principal of Securities of the series is payable;

    (6) the rate or rates at which Securities of the series shall bear interest, or the method of determining the same, if any, the date or dates from which such interest shall accrue, or the method of determining the same, if any, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Registered Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on Securities of the series or any of them shall be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

    (7) the place or places where, subject to Section 4.01, the principal of, any interest on or any Additional Amounts payable in respect of Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, any Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

    (8) any provisions relating to the issuance of Securities of such series at an original issue discount (including, without limitation, the issue price thereof, the rate or rates at which such original issue discount shall accrue, if any, and the date or dates from or to which or period or periods during which such original issue discount shall accrue at such rate or rates);

    (9) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed or otherwise purchased, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise (including, without limitation, the form or method of payment thereof if other than in cash);

    (10) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Securityholder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including, without limitation, the form or method of payment thereof if other than in cash);

    (11) the currency or currencies, including composite currencies, in which payment of the principal of, any interest on and any Additional Amounts payable in respect of the Securities of the series shall be payable, or in which the Securities of the series shall be denominated, if other than Dollars;

    (12) if the principal of, any interest on or any Additional Amounts payable in respect of the Securities of the series is to be payable, at the election of the Company or a Securityholder, in a currency or currencies, including composite currencies, other than that in which the Securities of such series are denominated or stated to be payable, the terms and conditions upon which such election may be made and the method for determining amounts payable;

    (13) if the amount of payments of principal of or interest on the Securities of the series may be determined with reference to an index, formula or other method or methods (which index, formula, method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

    (14) the denominations in which any Registered Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which Bearer Securities of the series shall be issuable if other than denomination of $5,000;

    (15) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon acceleration of the maturity thereof pursuant to Section 6.02 or provable in bankruptcy pursuant to Section 6.09, or, if applicable, which is convertible in accordance with Article Ten;

    (16) any Events of Default with respect to the Securities of a particular series in lieu of or in addition to those set forth herein and the remedies therefor;

    (17) the obligation, if any, of the Company to permit the conversion of Securities of such series into Parent Stock and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period and any other provision in addition to or in lieu of those set forth in this Indenture relative to such obligation);

    (18) if any Securities of the series are to be issuable upon the exercise of warrants, this shall be so established and (if established by resolution of the Board of Directors) so set forth, as well as the time, manner and place for such Securities to be authenticated and delivered;

    (19) if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Registrar, Paying Agent or Conversion Agent with respect to the Securities of the series; and

    (20) any other terms of a particular series (including, without limitation, if applicable, any designation of Restricted Subsidiaries pursuant to Section 4.03 and, if other than the period commencing with the date on which the Securities of that series are first issued and ending with the maturity thereof, the period during which Section 4.02 would apply in the event of a Change of Control of the Company), including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing or remarketing of Securities of that series, and any other provisions expressing or referring to the terms and conditions upon which the Securities of that series are to be issued under this Indenture, which terms and provisions are not in conflict with the provisions of this Indenture; provided, however, that the addition to or subtraction from or variation of Articles Four, Five, Six, Eight and Ten (and Sections 1.01 and 1.02, insofar as they relate to the definition of certain terms as used in such Articles) with regard to the Securities of a particular series shall not be deemed to constitute a conflict with the provisions of those Articles.

  All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise so provided, a series may be reopened for issuances of additional Securities of such series.

  If any of the terms of the Securities of a series are established by action taken pursuant to a resolution of the Board of Directors or indenture supplemental hereto, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee with an Officers' Certificate setting forth the terms or the manner of determining the terms of the Securities of such series. With respect to Securities of a series which are not to be issued at one time, such resolution of the Board of Directors or action may provide general terms or parameters for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a written order of the Company or that such terms shall be determined by the Company or its agents in accordance with a written order of the Company as contemplated by the last sentence of the fourth paragraph of Section 2.04.

Section 2.03. Denominations.

  Unless otherwise provided as contemplated by Section 2.02 with respect to any series of Securities and except as provided in Section 2.10, any Registered Securities of a series denominated in Dollars shall be issuable in denominations of $1,000 and any integral multiple thereof and any Bearer Securities of a series denominated in Dollars shall be issuable in the denomination of $5,000.

Section 2.04. Execution, Authentication, Delivery and Dating.

  Two Officers shall sign the Securities for the Company. The Company's seal shall be reproduced on the Securities. An Officer shall sign the coupons attached to any Bearer Security for the Company. The signature of any Officer on the Securities or any coupons appertaining thereto may be manual or facsimile.

  If an Officer whose signature is on a Security or a coupon no longer holds that office at the time the Trustee authenticates such Security, the Security and coupon shall be valid nevertheless.

  A Security or coupon shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until the certificate of authentication on the Security is manually signed by the Trustee or on its behalf by an Authenticating Agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in
Section 2.12 together with a written statement (which need not comply with Sections 11.04 and 11.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has not been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed not to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series together with any coupon appertaining thereto executed by the Company to the Trustee for authentication, and the Trustee shall, subject to the provisions hereof and of such Securities, authenticate said Securities and deliver said Securities and any coupons appertaining thereto to or upon the written order of the Company, signed by two Officers or by an Officer and an Assistant Treasurer of the Company, without any further action by the Company. Unless otherwise specified as contemplated by Section 2.02, no Bearer Security shall be mailed or otherwise delivered to any location in the United States. Further, a Bearer Security (including a permanent global Bearer Security) may be delivered only if all applicable certification and other requirements specified as contemplated by Section 2.02 with respect to the Securities of or within such series have been satisfied with respect to such Bearer Security (or, if applicable, a Predecessor Security). Except as permitted by Section 2.09, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If not all the Securities of a series are to be issued at one time and if the resolution of the Board of Directors or indenture supplemental hereto establishing such series as contemplated by Sections 2.01 and 2.02 shall so permit, the written order of the Company may set forth procedures acceptable to the Trustee for the issuance of such Securities and for determining the form of terms of particular Securities of such series including, but not limited to, interest rate, maturity date, date of issuance and date from which interest shall accrue.

  If the form or forms or terms of Securities of the series and any related coupons have been established in or pursuant to one or more resolutions of the Board of Directors or indentures supplemental hereto as permitted by Sections
2.01 and 2.02, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

    (1) if the form or forms of such Securities and any coupons have been established by or pursuant to a resolution of the Board of Directors or indenture supplemental hereto, that such form or forms have been established in conformity with the provisions of this Indenture;

    (2) if the terms of such Securities and any coupons have been established by or pursuant to a resolution of the Board of Directors or indenture supplemental hereto, that such terms have been established in conformity with the provisions of this Indenture; and

    (3) that such Securities together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fradulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons;

provided, however, that, with respect to Securities of a series which are not to be issued at one time, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series and that the opinions described in clauses (2) and (3) above may state, respectively,

    (a) that, when the terms of such Securities and any coupons shall have been established pursuant to a written order of the Company or pursuant to such procedures as may be specified from time to time by a written order of the Company, all as contemplated by and in accordance with a resolution of the Board of Directors or an Officers' Certificate pursuant to a resolution of the Board of Directors or indenture supplemental hereto, as the case may be, such terms will have been established in conformity with the provisions of this Indenture; and

    (b) that such Securities and any coupons appertaining thereto, when (i) executed by the Company, (ii) completed, authenticated and delivered by the Trustee in accordance with this Indenture, (iii) issued and delivered by the Company and (iv) paid for, all as contemplated by and in accordance with the aforesaid written order of the Company or specified procedures, as the case may be, and in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons.

  Notwithstanding the provisions of Sections 2.01, 2.02, 11.04 and this Section, if all the Securities of a series are not to be originally issued at one time, the resolution of the Board of Directors or indenture supplemental hereto, the certified copy of the record of action taken pursuant to such resolution or supplemental indenture, the Officers' Certificate, the written order of the Company and any other documents otherwise required pursuant to such Sections need not be delivered at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued, provided, however, that any subsequent request by the Company to the Trustee to authenticate Securities of such series shall constitute a representation and warranty by the Company that as of the date of such request, the statements made in the Officers' Certificate delivered pursuant to Section 11.04 at or prior to authentication of the first such Security shall be true and correct on the date thereof as if made on and as of the date thereof.

  The Trustee shall have the right to decline to authenticate and make available for delivery any Securities together with any coupons appertaining thereto under this Section if the issuance of such Securities pursuant to this Indenture will alter the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

  With respect to Securities of a series which are not all issued at one time, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities and any coupons, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel, Officers' Certificate and other documents delivered pursuant to Sections 2.01, 2.02, 11.04 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until such opinion, certificate or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series and any coupons which are not all issued at one time, the Trustee shall be entitled to assume that the Company's instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

  Each Registered Security shall be dated the date of its authentication and each Bearer Security (including any temporary Bearer Security in global form) shall be dated as of the date specified as contemplated by Section 2.02.

Section 2.05. Registrar, Paying Agent, Conversion Agent and Authenticating
Agent.

  The Company shall maintain an office or agency where Registered Securities of each series may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities of each series may be presented for payment ("Paying Agent") and an office or agency where Securities of each series that is convertible may be presented for conversion ("Conversion Agent") and (but without duplication) such offices or agencies in such locations and for such purposes as may be required as contemplated by
Section 4.01. The Registrar shall keep a register of the Registered Securities of each series issued hereunder and of their transfer and exchange. The Company may have one or more co-Registrars (provided that there shall be only one register, which shall be maintained by the principal Registrar), one or more additional paying agents and one or more additional conversion agents with respect to any series. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent.

  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

  The Company initially appoints the Trustee Registrar and Paying Agent for each series and Conversion Agent for any series that is convertible.

  The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.09 and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

  Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

  An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in the case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner and to the extent provided in Section 11.02. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

  The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

  If an appointment of an Authenticating Agent with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                         CERTIFICATE OF AUTHENTICATION

  This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK as Trustee

                                          By: _________________________________
                                                 As Authenticating Agent

                                          By: _________________________________
                                                  Authorized Signatory

Section 2.06. Paying Agent to Hold Money and Securities in Trust.

  Prior to each due date of a principal payment in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or securities sufficient to make such payment when so becoming due. Each Paying Agent shall hold in trust for the benefit of Securityholders of the relevant series or the Trustee all money and securities held by the Paying Agent for the payment of any amount in respect of the Securities of such series, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such money and securities and hold them as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and account for any funds or securities disbursed. Upon doing so, the Paying Agent shall have no further liability for the money or securities.

Section 2.07. Securityholder Lists.

  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before either (1) April 1 and October 1 in each year in the case of Original Issue Discount Securities of any series which by their terms do not bear interest prior to maturity (other than upon a default in any payment upon such a Security) or (2) the Interest Payment Date for Securities of any other series, but in no event less frequently than semi-annually, and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders included in the security register.

Section 2.08. Transfer and Exchange.

  Upon presentation for registration of transfer of a Registered Security of any series at the office or agency of the Company maintained for such purposes in a place of payment for such series, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding and containing identical terms and provisions. Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a global Security representing all or a portion of the Securities of or within a series may not be transferred except as a whole by the depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor depositary for such series or a nominee of such successor depositary.

  At the option of the Holder, Registered Securities of any series (other than a global Security, except as provided below or as otherwise specified as contemplated by Section 2.02) may be exchanged for other

Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and containing identical terms and provisions, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by Section 2.02, Bearer Securities may not be delivered by the Trustee in exchange for Registered Securities.

  If so provided pursuant to Section 2.02 with respect to the Securities of any series, at the option of the Holder, Bearer Securities of such series (other than a global Security, except as provided below or as otherwise specified as contemplated by Section 2.02) may be exchanged for Registered Securities of such series containing identical terms of any authorized denominations and of a like aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any office or agency maintained by the Company for such purpose in a place of payment for such series, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment, provided, however, that, except as otherwise provided in Section 4.01, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency for such series in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency (i) on any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) on any special record date and before the opening of business at such office or agency on the related date for payment of defaulted interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be, and interest or defaulted interest, as the case may be, will not be payable on such Interest Payment Date or proposed date of payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon in accordance with the provisions of this Indenture.

  Whenever any Securities are so surrendered for exchange pursuant to the immediately preceding paragraph, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

  Except as otherwise provided with respect to the Securities of any series as contemplated by Section 2.02, a global Security may be exchanged only as provided below in this Section.

  If at any time the depositary with respect to a global Security representing all or a portion of the Securities of or within a series notifies the Company that it is unwilling, unable or ineligible to continue as such depositary, the Company shall appoint a successor depositary with respect to such Securities. Unless otherwise provided with respect to a series of Securities as contemplated by Section 2.02, if a successor depositary is not so appointed by the Company within 90 days after the Company receives such notice, the Company will execute and the Trustee, upon receipt of a written order of the Company as contemplated by Section 2.04 for the authentication and delivery of definitive Securities of such series (or, if such written order has previously been delivered, then upon receipt of written instructions from the person or persons specified in such written order), will authenticate and deliver Securities of such series in definitive form equal in aggregate principal amount to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

  The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company will execute and the Trustee, upon receipt of a written order of the Company as contemplated by Section 2.04 for the authentication and delivery of definitive Securities of such series (or, if such written order has previously been delivered, then upon receipt of written instructions from the person or persons specified in such written order), will authenticate and deliver Securities of such series in definitive form equal in aggregate principal amount to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

  If a global Security is otherwise exchangeable as specified by the Company pursuant to Section 2.02(3) with respect to a series of Securities, the depositary with respect to a global Security representing all or a portion of the Securities of or within such series may surrender such global Security to the Trustee, as the Company's agent for such purpose, to be exchanged in whole or in part for Securities of such series in definitive form in the manner and under the circumstances so specified and on such terms as are acceptable to the Company and such depositary. In such event, the Company shall execute and the Trustee shall authenticate and deliver or make available for delivery:

    (i) to each person specified by such depositary a new Security or Securities of the same series and of like tenor, of any authorized form and denomination as requested by such person in aggregate principal amount equal to and in exchange for such person's beneficial interest in the global Security; and

    (ii) unless endorsement of the surrendered global Security as contemplated by Section 2.10 or another procedure is specified for the Securities of such series as contemplated by Section 2.02, to such depositary a new global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities delivered pursuant to clause
  (i) above in exchange for beneficial interests in such surrendered global Security.

  In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver Securities
(a) in definitive registered form in authorized denominations if the Securities of such series are issuable as Registered Securities, (b) in definitive bearer form in authorized denominations if the Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Securities of such series are issuable in either form; provided, however, that no definitive Bearer Security shall be delivered in exchange for a portion of a global Security except in compliance with the conditions set forth in Section 2.04 or specified with respect to the Securities of such series as contemplated by Section 2.02 (including certification requirements and requirements with respect to delivery outside the United States).

  Upon the exchange of a global Security for Securities in definitive form, such global Security shall be cancelled by the Trustee, unless endorsement of the surrendered global Security as contemplated by Section 2.10 or another procedure is specified for the Securities of such series as contemplated by
Section 2.02. Registered Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered. Subject to the proviso clause of the immediately preceding paragraph, the Trustee shall deliver Bearer Securities issued in exchange for a global Security pursuant to this Section to the persons, and in such authorized denominations, as the depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

  If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the office or agency where such exchange occurs (i) on any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or
(ii) on any special record date and before the opening of business at such office or agency on the related date for payment of defaulted interest, interest or defaulted interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such global Security is payable in accordance with the provisions of this Indenture.

  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

  Every Registered Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

  No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

  The Company shall not be required to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the date of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the date of the first publication of the relevant notice of redemption or, if Securities of such series are also issuable as Registered Securities and there is no publication, the date of the mailing of the relevant notice of redemption. Further, the Company shall not be required to register the transfer of or exchange any Security selected for redemption or purchase (except, in the case of Securities to be redeemed or purchased in part, the portion thereof not to be redeemed or purchased), and the Company shall not be required to issue, register the transfer of or exchange any Security in respect of which a notice requiring the purchase or redemption thereof by the Company at the option of the Holder has been given and not withdrawn by the Holder thereof in accordance with the terms of such Securities (except, in the case of Securities to be so purchased or redeemed in part, the potion thereof not to be so purchased or redeemed); provided, however, that a Bearer Security so selected for redemption or purchase or in respect of which a notice requiring the purchase or redemption thereof by the Company at the option of the Holder has been given and not so withdrawn may, if so provided with respect to the Securities of such series as contemplated by Section 2.02, be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall simultaneously be surrendered for redemption or purchase, as the case may be, with written instructions for payment consistent with the provisions of this Indenture.

Section 2.09. Replacement Securities.

  If (i) a mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction that a Security or coupon appertaining thereto has been lost, destroyed or wrongfully taken, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any Agent harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, and if the Trustee's requirements are met, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or Security with a mutilated coupon appertaining to it or to which a lost, destroyed or wrongfully-taken coupon appertains (with all appurtenant coupons not lost, destroyed or wrongfully taken) or in lieu of any such lost, destroyed or wrongfully-taken Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security or to the lost, destroyed or wrongfully-taken Security or to the Security to which such lost, destroyed or wrongfully-taken coupon appertains, as applicable, provided, however, that delivery of a Bearer Security shall occur only outside the United States.

  In case any such mutilated, lost, destroyed or wrongfully-taken Security or coupon has become or is about to become due and payable, or is about to be purchased by the Company pursuant to any provision of the Securities of such series providing for the purchase thereof at the option of the Holder or the Company, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security or pay such coupon, as applicable; provided, however, that payment of principal of, any interest on or any Additional Amounts with respect to any Bearer Securities shall, except as otherwise provided in Section 4.01, be payable only at an office or agency for Securities of such series located outside the United States and, unless otherwise provided in or pursuant to this Indenture, any interest on Bearer Securities and any Additional Amounts with respect to such interest shall be payable only upon presentation and surrender of the coupons appertaining thereto.

  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

  Every new Security, with any coupons appertaining thereto, issued pursuant to this Section in lieu of any lost, destroyed or wrongfully-taken Security, or in exchange for a Security to which a lost, destroyed or wrongfully-taken coupon appertains, shall constitute a separate obligation of the Company, whether or not the lost, destroyed or wrongfully-taken Security and coupons appertaining thereto or the lost, destroyed or wrongfully-taken coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series and any coupons, if any, duly issued hereunder.

  The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully-taken Securities or coupons.

Section 2.10. Securities in Global Form.

  If the Company shall establish pursuant to Section 2.02 that the Securities of or within a series are to be issued in whole or in part in global form, then the Company shall execute, and the Trustee shall, in accordance with
Section 2.04 and the written order of the Company contemplated thereby, authenticate and deliver one or more global Securities in temporary or permanent form that (i) shall be registered, if in registered form, in the name of the depositary for such global Security or Securities or the nominee of such depositary, (ii) shall be delivered by the Trustee to such depositary or pursuant to such depositary's instructions, and (iii) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary." Each depositary designated pursuant to Section 2.02 for a global Security in registered form must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation, at the time of its designation and at all times that it serves as depositary. Notwithstanding clause (14) of Section
2.02 and the provisions of Section 2.03, any such global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of outstanding Securities represented thereby shall be made in such manner and upon instructions given by such person or persons as shall be specified therein or in the written order of the Company to be delivered to the Trustee pursuant to Section 2.04. Subject to the provisions of Section 2.04 and, if applicable, Section 2.11, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the person or persons specified therein or in the applicable written order of the Company. If a written order of the Company pursuant to Section 2.04 has been, or simultaneously is, delivered, any instructions with respect to a Security in global form shall be in writing but need not comply with Sections 11.04 and 11.05 and need not be accompanied by an Opinion of Counsel.

  The provisions of the last sentence of the third paragraph of Section 2.04 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Sections 11.04 and 11.05 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.04.

Section 2.11. Temporary Securities.

  Pending the preparation of a permanent global Security or definitive Securities of any series, the Company may execute and the Trustee, upon the written order of the Company pursuant to Section 2.04, shall authenticate and deliver temporary Securities. Temporary Securities of any series shall be in authorized denominations and substantially of the tenor of the definitive Securities of that series in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, but may have variations that the Company considers appropriate for temporary Securities. In the case of Securities of any series, such temporary Securities may be in global form. If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. Except as otherwise specified as contemplated by Section
2.02 with respect to Securities of a series issuable as Bearer Securities, (a) after the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained for such purpose in a place of payment for such series, without charge to the Holder, and (b) upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions; provided, however, that, unless otherwise specified as contemplated by Section 2.02, no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security and provided, further, that neither a beneficial interest in a permanent global Security in bearer form nor a definitive Bearer Security shall be delivered in exchange for a temporary Security except in compliance with all applicable conditions set forth in Section 2.04 or specified as contemplated by Section 2.02 (including certification requirements and requirements with respect to delivery outside the United States). Until so exchanged, the temporary Securities of any series shall, except as otherwise specified as contemplated by Section 2.02 (including with respect to the payment of interest on temporary Securities), in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder.

Section 2.12. Cancellation.

  The Company at any time may deliver Securities and all coupons, if any, appertaining thereto to the Trustee (or to an other person for delivery to the Trustee) for cancellation, including Securities authenticated which the Company has not issued and sold. The Company and each Agent shall forward to the Trustee for cancellation any Securities and coupons surrendered to them for transfer, exchange, payment, redemption, purchase by the Company pursuant to any provision thereof providing for such purchase at the option of the Holder, or conversion. The Trustee and no one else shall cancel all Securities and coupons surrendered for transfer, exchange, payment, redemption, purchase, conversion or cancellation, and may dispose of cancelled Securities and coupons as the Company directs, provided, however, that the Trustee shall not be required to destroy such cancelled Securities. Except as otherwise provided in the resolution of the Board of Directors or indenture supplemental hereto establishing such series as contemplated by Section 2.02, the Company may not issue new Securities of a series to replace Securities of the same series that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Payment of Interest; Defaulted Interest.

  Unless otherwise provided with respect to the Securities of any series as contemplated by Section 2.02, interest (except defaulted interest) on any Registered Security of any series which is payable on any Interest Payment Date shall be paid to the Holder in whose name that Security (or one or more Predecessor Securities) is registered on the security register at the close of business on the Regular Record Date for such interest payment. At the option of the Company, payment of interest on any Registered Security may be made (i) by check mailed to the address of the person entitled thereto as such address appears in the security register, or (ii) if so specified with respect to the Securities of such series as contemplated by Section 2.02, by wire transfer to an account designated by such person.

  Unless otherwise provided with respect to the Securities of any series as contemplated by Section 2.02, if the Company defaults in a payment of interest on the Registered Securities of any series on any Interest Payment Date, it shall pay the defaulted interest to the persons who are Securityholders of such series at the close of business on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to each Securityholder of such series a notice that states the record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment. The Company may pay defaulted interest in any other lawful manner.

  Unless otherwise provided with respect to the Registered Securities of any series as contemplated by Section 2.02, in the case of any Registered Security of any series which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Registered Security which is due and payable prior to such Interest Payment Date), interest which is due and payable on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the Holder in whose name that Registered Security is registered at the close of business on such Regular Record Date.

  If any Bearer Security of a series is surrendered in exchange for a Registered Security of such series at an office or agency maintained by the Company for such purpose in a place of payment for such series after the close of business at such office or agency (i) on any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date or (ii) on any special record date and before the opening of business at such office or agency on the related date for payment of defaulted interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be, and interest or defaulted interest, as the case may be, will not be payable on such Interest Payment Date or proposed date of payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Unless otherwise specified with respect to the Securities of any series pursuant to Section 2.02, any interest due on any Bearer Security on or before the maturity thereof, and any Additional Amounts payable with respect to such interest, shall be payable only upon presentation of the coupons appertaining thereto for such interest as they severally mature. Unless otherwise specified with respect to the Securities of any series pursuant to Section 2.02, at the option of the Company, payment of interest on any Bearer Security may be made by check (provided the same is not mailed to an address inside the United States) or by wire transfer to an account located outside the United States maintained by the payee.

Section 2.14. Persons Deemed Owners.

  Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of, and

(subject to Sections 2.08 and 2.13) interest on and any Additional Amounts with respect to, such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and neither the Company, nor the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

  Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security or the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and all other purposes whatsoever, whether or not any payment with respect to such Security or coupon shall be overdue, and neither the Company, nor the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

  No holder of any beneficial interest in any global Security held on its behalf by a depositary shall have any rights under this Indenture with respect to such global Security, and such depositary (or its nominee, if such global Security is in registered form and is registered in the name of a nominee) may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Security for all purposes whatsoever; provided, however, that, if so specified as contemplated by Section 2.02, the Company, the Trustee and any agent of the Company or the Trustee shall, to the extent so specified, treat the clearing organization or organizations for whose account a portion of a permanent global Security in bearer form is held by the depositary thereof as the owner of the applicable portion of such global Security. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

                                 ARTICLE THREE

                                  Redemption

Section 3.01. Applicability of Article.

  Securities of any series which are redeemable before their stated maturity at the election of the Company or through the operation of any sinking fund for the retirement of Securities of such series shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.02 for Securities of any series) in accordance with this Article.

Section 3.02. Notices to Trustee.

  If the Company elects to redeem all or less than all the Securities of any series, it shall notify the Trustee of the redemption date, the principal amount of Securities to be redeemed, the specific provision of the Securities pursuant to which the Securities being called for redemption are being redeemed and the redemption price. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction. If the Company wants to make any permitted optional sinking fund payment, it shall notify the Trustee of the principal amount of the Securities to be redeemed.

  The Company (1) may deliver outstanding Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and
(2) may apply as a credit Securities of a series which (i) have been redeemed or otherwise purchased either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities or (ii) have been converted pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment required to be made pursuant to the terms of the Securities of such series as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. The Company shall notify the Trustee of its intention to so reduce the amount of such sinking fund payment, the amount of the reduction and the basis for it. The Company shall deliver to the Trustee with such notice any Securities to be credited for such purpose that it has not previously delivered to the Trustee for cancellation.

  The Company shall give each notice and Officers' Certificate provided for in this Section at least 60 days before the redemption date (unless a shorter notice shall be satisfactory to the Trustee or is otherwise specified as contemplated by Section 2.02 for Securities of any series).

Section 3.03. Selection of Securities to be Redeemed.

  Except as otherwise specified as contemplated by Section 2.02 for Securities of any series, if less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected from Securities of the same series outstanding not previously called for redemption by lot or by such method as the Trustee considers fair and appropriate (and in such manner as complies with applicable requirements of any stock exchange on which Securities of such series are listed) and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series that have denominations larger than the minimum authorized denomination for Securities of that series. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. If any Security selected for partial redemption is converted in part after such selection but before the termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be practicable) to be the portion selected for redemption.

Section 3.04. Notice of Redemption.

  At least 30 days but not more than 60 days before a redemption date (unless a shorter notice is specified as contemplated by Section 2.02 for the Securities of any series), the Company shall provide a notice of redemption in the manner provided in Section 11.02 to the Holders of Securities.

  The notice shall identify the Securities (including CUSIP number, if any and, in the case of partial redemption, the principal amount of the Securities) to be redeemed and shall state:

    (1) the redemption date;

    (2) the redemption price and method of payment, if other than in cash;

    (3) if applicable, the then current conversion price or rate;

    (4) the name and address of the Paying Agent and, if applicable, the Conversion Agent;

    (5) if applicable, that the right of the Holder to convert Securities called for redemption shall terminate at the close of business on the fifteenth day prior to the redemption date (or such other day as may be specified as contemplated by Section 2.02 for Securities of any series);

    (6) if applicable, that Holders who want to convert Securities called for redemption must satisfy the requirements for conversion contained in such Securities;

    (7) that Securities called for redemption must be surrendered (together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the redemption date) to the Paying Agent to collect the redemption price;

    (8) that interest, if any (or original issue discount, if Original Issue Discount Securities) on Securities called for redemption ceases to accrue on and after the redemption date, unless the Company defaults in making such redemption payment; and

    (9) that the redemption is for a sinking fund or at the election of the Company, whichever is the case.

  A notice of redemption published as contemplated by Section 11.02 need not identify particularly Registered Securities to be redeemed.

  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company shall have furnished to the Trustee the Officers' Certificate and Opinion of Counsel required pursuant to Section 11.04 at least 15 days prior to the date that the Trustee is required to take any action in connection with a redemption.

Section 3.05. Effect of Notice of Redemption.

  Once notice of redemption is provided, Securities of the series called for redemption become due and payable on the redemption date and at the redemption price therein specified and on and after such date (unless the Company shall default in the payment of the redemption price and accrued interest, if any) such Securities shall cease to bear interest, if any (and original issue discount, if such Securities are Original Issue Discount Securities, shall cease to accrue) and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the redemption date, such Security shall be paid by the Company at the redemption price, together with the accrued interest to the redemption date, provided, however, that installments of interest on Bearer Securities whose stated maturity is on or prior to the redemption date shall be payable only at an office or agency maintained by the Company in a place of payment located outside the United States (except as otherwise provided in Section 4.01) and, unless otherwise specified as contemplated by Section 2.02, only upon presentation and surrender of the coupons for such interest, and, provided, further, that unless otherwise specified as contemplated by Section 2.02, installments of interest on Registered Securities whose stated maturity is on or prior to the redemption date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date or special record date, as the case may be, according to their terms and the provisions of Section 2.13.

  If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the redemption date, such Security may be paid after deducting from the redemption price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the redemption price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 4.01) and, unless otherwise specified as contemplated by Section 2.02, only upon presentation and surrender of those coupons.

  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the rate prescribed therefor in the Security.

Section 3.06. Deposit of Redemption Price.

  On or before 10 a.m., New York time, on the redemption date, the Company shall deposit with the Paying Agent money in immediately available funds (or securities if permitted by the terms of such Securities) sufficient to pay the redemption price of, and (except if the redemption date is an Interest Payment
Date) accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which are delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money (or securities) not required for that purpose because of conversion of Securities.

Section 3.07. Securities Redeemed in Part.

  Any Registered Security that is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Registered Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered, and, otherwise specified as contemplated by Section 2.02, if a global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the depositary for such global Security, without service charge, a new global Security in a denomination equal to an in exchange for the unredeemed portion of the principal amount of the global Security so surrendered.

Section 3.08. Conversion Arrangement on Call for Redemption.

  In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or before the close of business on the redemption date, an amount in cash not less than the redemption price, together with interest, if any, accrued to the redemption date, of such Securities. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the redemption price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Ten) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last day on which Securities of such series called for redemption may be converted in accordance with this Indenture and the terms of such Securities, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                 ARTICLE FOUR

                                   Covenants

Section 4.01. Payment of Securities; Maintenance of Office or Agency.

  The Company shall pay the principal of and any interest on the Securities of each series in accordance with the terms of the Securities of such series, any coupons appertaining thereto, and this Indenture.

  To the extent enforceable under applicable law, the Company shall pay interest on overdue principal at the rate borne by the Securities of such series (unless a different rate is specified as contemplated by Section 2.02 for Securities of such series).

  If Securities of a series are issuable only as Registered Securities, the Company will maintain in each place of payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a place of payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of that series); provided, however, that if the Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a place of payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee and the Holders of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the corporate trust office of the Trustee, except that Bearer Securities of that series and the related coupons shall be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series) at The Bank of New York, 46 Berkeley Street, London W1X 6AA, England, and the Company hereby appoints the same as its agency to receive such respective presentations, surrenders, notices and demands.

  No payment of principal of or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States, provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and interest on any Bearer Security (including any additional amounts payable on Securities of such series) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal of or interest on or additional amounts, as the case may be, at all offices or agencies outside the

United States maintained for that purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

  The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee and the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

  If any Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any such Security of such series or any coupon appertaining thereto Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the terms of such Securities and this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

  Except as otherwise provided with respect to the Securities of any series as contemplated by Section 2.02, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to the maturity thereof, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities and this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

Section 4.02. Change of Control.

  (a) With respect to the Securities of any series, in the event that (i) a Change of Control shall occur at any time after the date on which the Securities of such series are first issued under this Indenture and on or prior to the maturity thereof (or during such other period as may be specified as contemplated by Section 2.02 for Securities of such Series) and (ii) on any date which occurs during the period commencing 90 days before and ending 90 days after the date that a public filing has been made with the Commission or other general public disclosure has been made indicating the occurrence of such Change of Control, two or more National Rating Agencies shall downgrade their respective ratings of the Securities of such series from the ratings in effect at the beginning of such 180-day period (each a "Downgrading Agency") (except that if a National Rating Agency shall have downgraded its rating of the Securities of such series during the 90-day period prior to such public disclosure, such National Rating Agency shall not be deemed a Downgrading Agency if it upgrades its rating of the Securities of such series, by the close of business on the date of such public disclosure, to at least the rating (the "Threshold Rating") it had given to the Securities of such series as of the beginning of such 180-day period, and shall not thereafter downgrade such rating to below the Threshold Rating during such 180-day period) (the occurrence of the conditions specified in both (i) and (ii) being a "Put Event"), then each Holder of Securities of such series shall have the right, at such Holder's option and subject to the conditions of this Section 4.02, to require the Company to purchase all or any portion of such Holder's Securities of such series at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Purchase Date (as hereinafter defined) (or if such Securities are Original Issue Discount Securities, 100% of that portion of the principal amount thereof that, as specified in the terms of the Securities of that series, would be payable if the maturity thereof were accelerated pursuant to
Section 6.02 to the Purchase Date). The exercise by a Holder of its right to require the Company to purchase all or a portion of such Holder's Securities pursuant to this Section 4.02 shall be irrevocable unless waived by the Company. Notwithstanding anything to the contrary in this Section 4.02, with respect to the Securities of any series, (i) a Put Event shall not be deemed to have occurred if, following a Change of Control within the period referred to in clause (A) of the first sentence of this Section 4.02(a), there are at least two National Rating Agencies that have ratings of the Securities of such series in effect at the beginning of the 180-day period referred to in clause
(ii) of the first sentence of this Section 4.02(a), and such National Rating Agencies are not Downgrading Agencies and (B) the Company shall not be obligated to purchase Securities of such series or give notice to the Holders thereof with respect to more than one Put Event.

  (b) In case a Put Event shall have occurred, the Company shall in the manner provided in Section 11.02 give notice of such Put Event to the Trustee and to each Holder of Securities of such series within fifteen days following such occurrence, which notice shall set forth details regarding the right of the Holders to require the Company to purchase Securities of such series, the date (the "Purchase Date") fixed for purchase by the Company of such Securities, which date shall (subject to Section 11.08) be the 90th day following the date on which such notice is mailed by the Company to the Holders of Registered Securities (or, if Securities of the series are issuable as Bearer Securities and such notice is published as provided in Section 11.02, then the 90th day following the date of the first publication of such notice), and the name and address of the Paying Agent to which such Securities (together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Purchase Date) are to be presented and surrendered (which Paying Agent, for purposes of this Section 4.02, shall, in the case of Registered Securities, be the Trustee and, in the case of Bearer Securities, shall be the office or agency maintained by the Company for such purpose in a place of payment located outside the United States (except as otherwise provided in Section 4.01)). If applicable, such notice shall also state that interest accrued to the Purchase Date will be paid as specified in said notice and that interest (or, in the case of Original Issue Discount Securities, original issue discount) on Securities (or portions thereof) presented and surrendered for purchase will cease to accrue on and after the Purchase Date (unless the Company defaults in paying the purchase price and accrued interest, if any).

  Any Holder intending to exercise its right to put its Securities to the Company, shall deliver written notice of such intention to the Paying Agent, and shall concurrently present and surrender the Securities (together, in the case of Bearer Securities, with all coupons appertaining thereto, if any, maturing after the Purchase Date) to be purchased to the applicable Paying Agent in proper form for purchase by the Company, by the close of business on the fifteenth day preceding the Purchase Date. Any Registered Security so surrendered for purchase in part shall (if the Company, the Registrar or the Trustee so requires) be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and/or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing. Such notice by a Holder shall identify the Securities so surrendered, their aggregate principal amount and, if less than the entire principal amount thereof is to be purchased, the portion of such principal amount to be purchased (in increments of the minimum authorized denomination for Securities of such series) and the denomination or denominations (which shall be an authorized denomination for Securities of such series) of the Security or Securities to be issued to the Holder for the portion of the principal amount of the surrendered Security not to be purchased, and shall include such other information as may be specified for Securities of such series as contemplated by Section 2.02 (including, to the extent applicable, the name and address of the Holder and/or the person to whom payment of the purchase price is to be made). No such notice shall be deemed to have been delivered, and no such Securities shall be deemed to have been presented and surrendered, until such notice and Securities are actually received by the Paying Agent. The right of the Holders to require the Company to purchase Securities pursuant to this
Section 4.02 shall terminate as of the close of business on the fifteenth day preceding the Purchase Date and the Company shall not be obligated to purchase any Securities presented and surrendered thereafter.

  (c) With respect to each Security which has been properly presented and surrendered, together with all coupons, if any, appertaining thereto maturing after the Purchase Date, and as to which notice has been given to the Paying Agent of the Holder's intention to put the same (or any portion thereof) to the Company in accordance with this Section 4.02, such Security (or portion thereof) shall become due and payable on the Purchase Date, and on and after the Purchase Date (unless, as to any such Security (or portion thereof), the Company fails to make the deposit of the purchase price thereof and pay the accrued interest, if any, thereon as provided below) interest (or, in the case of Original Issue Discount Securities, original issue discount), if any, on such Securities (or portions thereof) shall cease to accrue and the coupons for such interest appertaining to any Bearer Securities so to be purchased, except to the extent provided below, shall be void. On or before noon, New York time, on the Purchase Date, the Company shall deposit with the applicable Paying Agent money, in immediately available funds, sufficient to pay the purchase price of, and (except if the Purchase Date is an Interest Payment
Date) accrued interest, if any, on, all Securities or portions thereof to be purchased on the Purchase Date. Unless otherwise specified as contemplated by
Section 2.02, the Paying Agent shall promptly mail to the Holders of such Securities payment in an amount equal to such purchase price and accrued interest, if any; provided, however, that (i) no such payment with respect to any Bearer Security shall be mailed to any address in the United States (except as otherwise provided in Section 4.01); (ii) installments of interest on Bearer Securities whose stated maturity is on or prior to the Purchase Date shall be payable only at an office or agency maintained by the Company in a place of payment located outside the United States (except as otherwise provided in Section 4.01) and, unless otherwise specified as contemplated by
Section 2.02, only upon presentation and surrender of the coupons for such interest, (iii) unless otherwise specified as contemplated by Section 2.02, installments of interest on Registered Securities whose stated maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date or special record date, as the case may be, according to their terms and the provisions of Section 2.13, and (iv) unless otherwise specified as contemplated by Section 2.02, if the Purchase Date is after a record date for the payment of interest on Registered Securities of the series and before the related interest payment date, any accrued and unpaid interest to the Purchase Date will be payable on the Purchase Date to the person who was the registered Holder of such Security at the close of business on such record date.

  If any Bearer Security surrendered for purchase shall not be accompanied by all appurtenant coupons maturing after the Purchase Date, such Security may be purchased after deducting from the purchase price therefor an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the purchase price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 4.01), and, unless otherwise specified as contemplated by
Section 2.02, only upon presentation and surrender of those coupons.

  If any Registered Security is duly surrendered in accordance with this
Section 4.02 for purchase in part only, the Company shall execute, and the Trustee shall promptly authenticate and deliver to the Holder of such Security, without service charge, a new Registered Security or Registered Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in its notice given pursuant to Section 4.02(b) in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal amount of the Security so surrendered, and, unless otherwise specified as contemplated by Section 2.02, if a global Security is so surrendered, the Company shall execute, and the Trustee shall promptly authenticate and deliver to the depositary for such global Security, without service charge, a new global Security in a denomination equal to and in exchange for the unpurchased portion of the principal amount of the global Security so surrendered.

  The Company shall comply with applicable Federal and state securities laws in performing its obligations under this Section 4.02.

  (d) The Company shall take all reasonable action necessary to enable each National Rating Agency to provide ratings for the Securities.

  (e) Notwithstanding anything to the contrary in this Indenture, if the giving of the notice of a Put Event shall have been completed as provided in this Section 4.02, or if provision satisfactory to the Trustee for the giving of such notice shall have been made, and if the Company shall have deposited with the applicable Paying Agent, funds sufficient to purchase the Securities or portions thereof to be purchased on the Purchase Date at the applicable purchase price and to pay as provided above the accrued and unpaid interest thereon, then all obligations of the Company in respect of such Securities or portions thereof shall cease and be discharged and the Holders of such Securities shall thereafter be restricted exclusively to such funds for any and all claims of whatsoever nature on their part under this Indenture or in respect of such Securities.

Section 4.03. Designation of Restricted Subsidiaries.

  With respect to the Securities of any series, the Company may designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time, provided that (1) immediately after giving effect to such designation, the Leverage Ratio of the Restricted Group is not greater than 8.0:1 and the Company and the Restricted Subsidiaries are in compliance with Sections 4.04 and 4.05, and (2) an Officers' Certificate with respect to such designation is delivered to the Trustee within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of any fiscal year of the Company, within 120 days after the end of such fiscal year), which Officers' Certificate shall state the effective date of such designation. The Company shall make the initial designation of Restricted Subsidiaries with respect to the Securities of any series, and deliver the required Officers' Certificate with respect thereto to the Trustee, on or prior to the date of initial issuance of Securities of such series.

Section 4.04. Limitation on Liens.

  (a) As long as any Securities of a series entitled to the benefit of this covenant are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien on Restricted Property to secure the payment of Funded Debt of the Company or any Restricted Subsidiary if immediately after the creation, incurrence or assumption of said Lien, the aggregate outstanding principal amount of all Funded Debt of the Company and the Restricted Subsidiaries that is secured by Liens on Restricted Property would exceed fifteen percent (15%) of the Maximum Funded Debt Amount, unless in any such case the Company makes effective provision whereby the Securities (together with, if the Company shall so determine, any other Funded Debt ranking equally with the Securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Funded Debt (but only for so long as such Funded Debt is so secured). (For the purpose of providing such equal and ratable security the principal amount of the Securities means that principal amount or portion thereof that could be declared to be due and payable pursuant to Section 6.02 on the date of the creation, incurrence or assumption of the Lien and the extent of such equal and ratable security will be adjusted as and when said principal amount or portion thereof changes over time pursuant to Section 6.02 and any other provision of this Indenture or such Securities.)

  (b) The provisions of Section 4.04(a) shall not apply to the creation, incurrence or assumption of the following Liens:

    (1) Any Lien which arises out of a judgment or award against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceeding for review (or with respect to which the period within which such appeal or proceeding for review may be initiated shall not have expired) and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review or with respect to which the

  Company or such Restricted Subsidiary shall have posted a bond and established adequate reserves (in accordance with generally accepted accounting principles) for the payment of such judgment or award;

    (2) Any Lien upon any real or personal property or interest therein of a Restricted Subsidiary existing at the time of acquisition thereof or securing the payment of Funded Debt incurred by such Restricted Subsidiary to finance some or all of the purchase price of, or cost of construction of or improvements on, any such property or interest therein, provided that
  (i) the outstanding principal amount of the Funded Debt secured by such Lien does not at any time exceed 100% of the greater of the purchase price for or the fair value of such real or personal property or interest therein, (ii) such Lien does not encumber or constitute a charge against any other Restricted Property theretofore owned by the Restricted Group (except that in the case of construction or improvement, the Lien may extend to unimproved real property on which the property so constructed or the improvement is located), and (iii) the Funded Debt secured by such Lien would be permitted to be incurred under Section 4.05; and

    (3) Any Lien representing the extension, renewal or replacement (or successive extensions, renewals or replacements) of Liens referred to in clause (2) above, provided that the principal of the Funded Debt secured thereby does not exceed the principal of the Funded Debt secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, and that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property).

  The outstanding principal amount of Funded Debt secured by a Lien permitted by clause (2) or (3) of this Section 4.04(b) or, if less, the fair value of the property or interest therein secured thereby, shall be included in the calculation pursuant to Section 4.04(a) of the aggregate outstanding principal amount of Funded Debt secured by Liens on Restricted Property for purposes of determining whether a Lien (other than one referred to in this Section 4.04(b)) may be incurred in compliance with Section 4.04(a).

Section 4.05. Limitation on Restricted Subsidiary Funded Debt.

  As long as any Securities of a series entitled to the benefit of this covenant are outstanding the Company will not permit any Restricted Subsidiary to incur or assume any Funded Debt if immediately after the incurrence or assumption of such Funded Debt, the aggregate outstanding principal amount of all Funded Debt of the Restricted Subsidiaries would exceed fifteen percent (15%) of the Maximum Funded Debt Amount. Notwithstanding the foregoing, any Restricted Subsidiary may incur Funded Debt to extend, renew or replace Funded Debt of such Restricted Subsidiary, provided that the principal of the Funded Debt so incurred does not exceed the principal of the Funded Debt extended, renewed or replaced thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon.

Section 4.06. SEC Reports.

  The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA
(S) 314(a).

Section 4.07. Compliance Certificate.

  The Company shall, within 120 days after the end of each fiscal year of the Company, commencing with the first fiscal year following the issuance of Securities of any series under this Indenture, file with the Trustee a certificate of the principal executive officer, principal financial officer or principal accounting officer of the

Company covering the period from the date of issuance of such Securities to the end of the fiscal year in which such Securities were issued, in the case of the first such certificate, and covering the preceding fiscal year in the case of each subsequent certificate, and stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture, and, if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 4.07, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. The certificate need not comply with Section 11.05.

  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement signed by the Company's independent auditors stating (1) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (2) whether, in connection with their audit examination, any Event of Default has come to their attention and if such an Event of Default has come to their attention, specifying the nature and period of existence thereof.

Section 4.08. Corporate Existence.

  Subject to the provisions of Section 5.01 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.09. Waiver of Certain Covenants.

  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.02 to 4.05, inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Securities of such series shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 4.10. No Lien Created.

  This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Company or any Subsidiary.

Section 4.11. Calculation of Original Issue Discount.

  The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year.

                                 ARTICLE FIVE

                             Successor Corporation

Section 5.01. When Company May Merge, etc.

  The Company shall not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another corporation unless (1) the successor corporation, which shall be a corporation organized and existing under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of the Company under the Securities and any coupons appertaining thereto and this Indenture; and (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. Thereafter, unless otherwise specified as contemplated by Section 2.02 for the Securi ties of any series and any related coupons, all such obligations of the predecessor corporation shall terminate.

                                  ARTICLE SIX

                             Defaults and Remedies

Section 6.01. Events of Default.

  An "Event of Default" with respect to Securities of any series means each one of the events specified below in this Section 6.01, unless it is either inapplicable to a particular series or is specifically deleted or modified as contemplated by Section 2.02 for the Securities of such series, and any other events as may be specified as contemplated by Section 2.02 for the Securities of such series:

    (1) the Company defaults in the payment of any interest on any Security of that series when the same becomes due and payable and the default continues for a period of 30 days;

    (2) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption (including default in the making of any mandatory sinking fund payment), upon purchase by the Company at the option of the Holder pursuant to the terms of such Security or otherwise;

    (3) the Company fails to comply with any of its other agreements in Securities of that series or this Indenture (other than an agreement which has expressly been included in this Indenture solely for the benefit of Securities of any series other than that series or is expressly made inapplicable to the Securities of such series as contemplated by Section 2.02) and the default continues for the period and after the notice specified below;

    (4) the happening of an event of default as defined in any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt of the Company (including an Event of Default under this Indenture with respect to Securities of any series other than that series), whether now existing or hereafter created, which event of default shall have resulted in Debt of the Company becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable if the aggregate principal amount (or, if applicable, with an issue price plus accrued original issue discount) of such Debt is in excess of five percent (5%) of the aggregate principal amount of the Company's Funded Debt then outstanding, unless, within the period and after the notice specified below, such acceleration has been rescinded or annulled, such Debt has been paid or the Company shall have contested such acceleration in good faith and by appropriate proceedings and have obtained and thereafter maintained a stay of all consequences thereof that would have a material adverse effect on the Company; provided, however, that if after the expiration of such period, such event of default shall be remedied or cured by the Company or be waived by the holders of such Debt in any manner authorized by such mortgage, indenture or instrument or shall otherwise cease to exist, then the Event of Default hereunder by reason thereof shall, without further action by the Company, the Trustee or any Holder, be deemed cured and not continuing;

    (5) the Company pursuant to or within the meaning of any Bankruptcy Law:

      (A) commences a voluntary case or consents to the commencement of a case against it,

      (B) consents to the entry of an order for relief against it in an involuntary case,

      (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

      (D) makes a general assignment for the benefit of its creditors;

    (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

      (A) is for relief against the Company in an involuntary case or adjudicates the Company insolvent or bankrupt,

      (B) appoints a Custodian of the Company or for all or substantially all of its property, or

      (C) orders the winding up or liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days; or

    (7) any other Event of Default provided with respect to Securities of that series occurs.

  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

  A Default under clause (3) or clause (4) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series notify the Company and the Trustee of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02. Acceleration.

  If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing with respect to Securities of any series at the time outstanding, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series by notice to the Company and the Trustee, may declare to be due and payable immediately (1) the principal amount (or, if Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of Securities of that series) of all of the Securities of that series then outstanding and (2) interest, if any, accrued to the date of acceleration. Upon such declaration, such principal amount (or specified amount) and interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) occurs and is continuing, (1) the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the Securities of that series) of all of the Securities of that series then outstanding and (2) interest, if any, accrued to the date of such acceleration, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or Securityholders. The Holders of a majority in aggregate principal amount of the outstanding Securities of the series with respect to which an acceleration applies by notice to the Trustee may rescind an acceleration and its consequences with respect to such series if all existing Events of Default (other than the non-payment of the principal of and accrued interest, if any, on Securities that have become due solely by such acceleration) with respect to Securities of that series have been cured or waived and if the rescission would not conflict with any judgment or decree. In the event of a declaration of acceleration under this Indenture with respect to Securities of any series because an Event of Default set forth in
Section 6.01(4) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if (a) as a result of the contest by the Company in appropriate proceedings of the acceleration of the Debt which is the subject of such Event of Default the acceleration of such indebtedness is declared void ab initio, or (b) within 90 days of such declaration of acceleration under this Indenture the declaration of acceleration of the Debt which is the subject of such Event of Default has been rescinded or annulled in any manner authorized by the mortgage, indenture or instrument evidencing or creating such Debt and, in the case of this clause
(b), the annulment of the declaration of acceleration under this Indenture would not conflict with any judgment or decree, and, in either case, all other existing Events of Default (other than the non-payment of the principal of and accrued interest, if any, on Securities that have become due solely by such acceleration) with respect to Securities of that series have been cured or waived. No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

Section 6.03. Other Remedies.

  If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the whole amount which then shall have become due and remain unpaid for principal or interest, if any, on the Securities of that series and any related coupons or to enforce the performance of any provision of the Securities of that series or this Indenture.

  The Trustee may maintain a proceeding even if it does not possess any of the Securities of that series or any related coupons or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Securities or related coupons, if any, in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Existing Defaults.

  Subject to Section 9.02, the Holders of a majority in aggregate principal amount of the outstanding Securities of any series by notice to the Trustee may waive on behalf of the Holders of all the Securities of such series and any related coupons an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.

Section 6.05. Control by Majority.

  The Holders of a majority in aggregate principal amount of the outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, with respect to the Securities of such series. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder or that would involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

  No Holder of any Security of any series or any related coupons shall have the right to pursue any remedy with respect to this Indenture or the Securities unless:

    (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series;

    (2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

    (3) such Holder or Holders offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

    (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities of such series.

  A Securityholder of any series may not use this Indenture to prejudice the rights of another Securityholder of such series or to obtain a preference or priority over another Securityholder of such series, except in the manner herein provided and for the equal and ratable benefit of all Securityholders of such series.

Section 6.07. Rights of Holders to Receive Payment and to Convert.

  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security or a coupon to receive payment of principal of and (subject to Sections 2.08 and 2.13) interest, if any, on the Security or payment on such coupon, on or after the respective due dates with respect to such payments expressed in such Security or coupon, and, if applicable, to convert such Security on the terms and subject to the conditions applicable to Securities of such series, or to bring suit for the enforcement of any such payment on or after such respective dates or of such right to convert, if any, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to the Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount which then shall have become due and remain unpaid for principal and interest, if any, on the Securities of such series and any related coupons.

Section 6.09. Trustee May File Proofs of Claim.

  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders (including the Holders of any coupons) allowed in any judicial proceedings relative to the Company, its creditors or its property and to collect and receive money, property or securities payable or deliverable on any such claims and to distribute the same.

Section 6.10. Priorities.

  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

    First: to the Trustee for amounts due under Section 7.07;

    Second: to the payment of amounts due and unpaid for principal and interest, if any, on the Securities and coupons in respect of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts which then shall have become due and payable on such Securities and coupons for principal and interest, respectively; and

    Third: to the Company.

Section 6.11. Undertaking for Costs.

  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities of any series.

                                 ARTICLE SEVEN

                                    Trustee

  All the provisions of this Article Seven apply to the Trustee acting in all its appointed capacities pursuant to this Indenture unless any provision specifically applies to the Trustee only in its capacity as Trustee.

Section 7.01. Duties of Trustee.

  (a) If an Event of Default with respect to Securities of any series has occurred and is continuing, the Trustee shall with respect to such series exercise such of the rights and powers vested in it by this Indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

  (b) With respect to Securities of any series, except during the continuance of an Event of Default with respect to Securities of such series:

    (1) The Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others.

    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

    (1) This paragraph does not limit the effect of paragraph (b) of this Section.

    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

  (b) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers' Certificate, an Opinion of Counsel and/or an accountant's certificate. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate, Opinion, or accountant's certificate.

  (c) The Trustee may act through agents and counsel and shall not be responsible for the misconduct or negligence of any agent or counsel appointed with due care.

  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.03. Individual Rights of Trustee.

  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and coupons and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee's and Authenticating Agent's Disclaimer.

  Neither the Trustee nor any Authenticating Agent makes any representation as to the validity or adequacy of this Indenture or the Securities or the coupons, if any, appertaining thereto; neither shall be accountable for the Company's use of the proceeds from the Securities; and neither shall be responsible for any statement in the Indenture or the Securities or any coupons other than its certificate of authentication.

Section 7.05. Notice of Defaults.

  If a Default occurs and is continuing with respect to Securities of any series and if it is known to a Trust Officer of the Trustee, the Trustee shall transmit by mail to the Holders of Securities of such series in the manner and to the extent provided in TIA (S) 313(c) notice of the Default within 90 days after it occurs or as soon as reasonably practicable thereafter. Except in the case of a default in payment of principal of or interest on any Security of such series or any related coupons (including default in the making of any mandatory sinking fund or mandatory repurchase payment), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders of such series.

Section 7.06. Reports by Trustee to Holders.

  Within 60 days after each May 15 beginning with the May 15 following the date on which Securities are originally issued under this Indenture, the Trustee shall transmit by mail to the Holders of Securities, in the manner and to the extent provided in TIA (S) 313(c), a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA
(S) 313(b).

  A copy of each report at the time of its mailing to Securityholders shall be filed by the Company with the SEC and each stock exchange on which the Securities are listed.

  The Company will promptly notify the Trustee if and when the Securities are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

  The Company shall pay to the Trustee such compensation as shall have been agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out- of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

  The Company shall indemnify the Trustee against any loss or liability incurred by it arising out of or in connection with the acceptance or administration of this trust and its duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure of the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall have the right to elect to defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or bad faith.

  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities.

  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

  The Trustee may resign at any time with respect to the Securities of one or more series by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company shall remove the Trustee if:

    (1) the Trustee fails to comply with Section 7.10;

    (2) the Trustee is adjudged a bankrupt or an insolvent;

    (3) a receiver or other public officer takes charge of the Trustee or its property; or

    (4) the Trustee becomes incapable of acting.

  If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).

  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien, if any, provided for in Section 7.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall give notice in the manner provided in Section 11.02 of its succession to each Securityholder.

  If a successor Trustee with respect to the Securities of any series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee.

Section 7.09. Successor Trustee by Merger, etc.

  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

  This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. With respect to the Securities of each series, the Trustee shall comply with TIA (S) 310(b). In determining whether the Trustee has a conflicting interest as defined in TIA (S) 310(b) with respect to the Securities of any series, there shall be excluded this Indenture with respect to Securities of any particular series of Securities other than that series. Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second to last paragraph of TIA (S) 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

  The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                 ARTICLE EIGHT

                            Discharge of Indenture

Section 8.01. Termination of Company's Obligations.

  The Company may terminate all of its obligations under the Securities of any series and all coupons, if any, appertaining thereto, and this Indenture with respect to the Securities of such series if either (1) all Securities of such series and all coupons, if any, appertaining thereto, previously authenticated and delivered (other than (i) destroyed, lost or wrongfully-taken Securities or coupons which have been replaced or paid as provided in Section 2.09, (ii) Securities or coupons for whose payment money (or, if permitted by the terms of such Securities, securities) has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03, (iii) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange whose surrender is not required or has been waived as provided in Section 2.08, (iv) coupons appertaining to Bearer Securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived as provided in Section 3.09, and (v) coupons appertaining to Bearer Securities surrendered for purchase and maturing after the Purchase Date, whose surrender has been waived as provided in Section 4.02(c)) have been delivered to the Trustee for cancellation; or
(2) the Company irrevocably deposits in trust with the Trustee money or Government Obligations sufficient to pay the principal of and interest, if any, on all Securities of such series and all coupons, if any, appertaining thereto previously authenticated and delivered, and not theretofore cancelled or delivered to the Trustee for cancellation (other than any such Security or coupon referenced in subclauses (i), (ii), (iii), (iv) or (v) of clause (1) above), to maturity or redemption, as the case may be.

  The Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08, 8.03 and Article Ten of this Indenture, however, shall survive until the Securities of such series are no longer outstanding. Thereafter the Company's obligations in Sections 7.07 and 8.03 shall survive. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, if money or Government Obligations shall have been deposited with the Trustee pursuant to clause (2) of this Section, the obligations of the Trustee under Section 8.02 and the second sentence of
Section 8.03 shall survive.

  After a deposit and if all other conditions thereto are met, the Trustee for the Securities of such series and the coupons, if any, appertaining thereto, shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture with respect to such Securities, except for those surviving obligations specified above; provided, however, that the Trustee shall not be required to execute such instrument until the expiration of ninety days after the date of a deposit.

  In order to have money available on a payment date to pay the principal of or interest, if any, on the Securities, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.02. Application of Trust Fund.

  The Trustee shall hold in trust money and Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from the Government Obligations through the Paying Agent and in accordance with the provisions of the Securities, the coupons and this Indenture to the payment of principal of and interest, if any, on the Securities and related coupons, if any, for the payment of which such money or Government Obligations has been deposited with the Trustee.

  The Company shall pay, and indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

Section 8.03. Repayment to Company.

  The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon written request any money or securities held by them for the payment of principal or interest, if any, that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent, before being required to make any such payment may at the expense of the Company cause to be published once, in an Authorized Newspaper in each place of payment, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from such date of such publication, any unclaimed balance of such money then remaining will be paid to the Company. After that, Holders entitled to the money or securities must look to the Company for payment unless an applicable abandoned property law designates another person.

                                 ARTICLE NINE

                      Amendments, Supplements and Waivers

Section 9.01. Without Consent of Holders.

  The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or consent of any Holder of Securities or coupons or the Holder of any coupons:

    (1) to cure any ambiguity, defect or inconsistency;

    (2) to comply with Sections 5.01 and 10.16;

    (3) to secure the Securities pursuant to the requirements of Section 4.04, including to provide for the receipt and holding of any security to which the Holders are entitled under Section 4.04, and to release such security and the Lien of the Holders in accordance with the provisions of
  Section 4.04;

    (4) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 2.01 and 2.02;

    (5) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

    (6) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are expressly being included solely to be applicable to such series);

    (7) to change or eliminate any of the provisions of this Indenture, provided that, except as otherwise contemplated by Section 2.02(20), any such change or elimination shall become effective only when there is no Security outstanding of any series created prior thereto which is entitled to the benefit of such provision;

    (8) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, or to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to facilitate or permit the issuance of Securities in uncertificated form (so long as any "registration-required obligation" within the meaning of Section 163(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code") is in registered form for purposes of the Code) provided, that any such action shall not adversely affect the interests of Holders of Securities of any series or any related coupons in any material respect;

    (9) to make any change that, in the opinion of the Board of Directors, does not materially adversely affect the rights of any Securityholder or the Holder of any coupon; or

    (10) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

Section 9.02. With Consent of Holders.

  The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to any Holder of Securities or coupons but with the consent of the Holders of a majority in aggregate principal amount of the outstanding Securities of each series affected by such amendment or supplement, by Act of said Holders delivered to the Trustee. The Holders of a majority in aggregate principal amount of the outstanding Securities of any series, by Act of said Holders delivered to the Trustee, may on behalf of the Holders of all Securities of such series and any related coupons waive compliance by the Company with any provision of this Indenture or of Securities of such series without any notice to any Holder of Securities or coupons. Without the consent of the Holder of each outstanding Security affected thereby, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

    (1) reduce the amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the rate of or extend the time for payment of interest on any Security (or, in the case of an Original Issue Discount Security, reduce the rate of accrual of original issue discount);

    (3) reduce the principal of (or any premium payable upon the redemption of) or extend the fixed maturity of any Security (or, in the case of an Original Issue Discount Security, reduce the portion of the principal amount that would be due and payable upon acceleration of the maturity thereof pursuant to Section 6.02);

    (4) change the amount or time of any payment required by any sinking fund provisions of the Securities of any series;

    (5) make any change that materially adversely affects the right of a Holder to require the Company to purchase a Security in accordance with the terms thereof and this Indenture;

    (6) waive a default in the payment of principal of or interest, if any, on any Security;

    (7) make any Security payable in money or securities other than that stated in the Security;

    (8) make any change that materially adversely affects the right to convert any Security or that increases the conversion price or reduces the conversion rate of any Security; or

    (9) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 4.01.

  It shall not be necessary for the Act of the Holders under this Section to approve the particular form of any proposed supplement or amendment, but it shall be sufficient if such Act approves the substance thereof.

  An amendment to or supplement of this Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Section 9.03. Compliance with Trust Indenture Act.

  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04. Effect of Amendments and Supplements.

  Upon the execution of any amendment or supplement authorized pursuant to this Article, this Indenture shall be modified in accordance therewith, and such amendment or supplement shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

Section 9.05. Notation on or Exchange of Securities.

  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.06. Trustee to Sign Amendments, etc.

  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, immunities or liabilities of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the Board of Directors approves it.

  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE TEN

                                  Conversion

Section 10.01. Applicability of Article.

  Securities of any series which are convertible into Parent Stock at the option of the Holder shall be convertible in accordance with their terms and (except as otherwise specified as contemplated by Section 2.02 for Securities of any series) in accordance with this Article. Each reference in this Article to "a Security" or "the Securities" refers to the Securities of the particular series that is convertible into Parent Stock. If more than one series of Securities with conversion privileges are outstanding at any time, the provisions of this Article shall be applied separately to each such series.

Section 10.02. Conversion Privilege.

  A Holder of a Security of any authorized denomination of any series may convert it into Parent Stock, at any time during the period specified on the Securities of that series, at the conversion price or conversion rate in effect on the conversion date, except that, with respect to any Security (or portion thereof) called for redemption, such right shall (except as otherwise provided in Section 3.08) terminate at the close of business on the fifteenth day prior to the date fixed for redemption of such Security (or portion thereof) (or such other day as may be specified as contemplated by Section
2.02 for Securities of such series), unless the Company shall default in payment of the amount due upon redemption thereof.

  The initial conversion price or conversion rate in respect of a series of Securities shall be as specified on the Securities of that series. The conversion price or conversion rate will be subject to adjustment on the terms set forth in Sections 10.07 through 10.13 or such other or different terms, if any, as may be specified as contemplated by Section 2.02 for Securities of such series.

  A Holder may convert any Security in full and may convert a portion of a Security if the portion to be converted and the remaining portion of such Security are in denominations issuable for that series of Securities. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

Section 10.03. Conversion Procedure.

  To convert a Security of any series, a Holder must satisfy the requirements for conversion contained on the Securities of that series. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practicable after the conversion date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of shares of Parent Stock deliverable upon the conversion and cash or its check in lieu of any fractional share. The person in whose name the certificate is registered becomes a stockholder of record on the conversion date and the rights of the Holder of the Securities so converted as a Holder thereof cease as of such date.

  If the Holder converts more than one Security of any series at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities of such series so converted.

  Upon surrender of a Security of any series that is converted in part, the Trustee shall authenticate for the Holder a new Security of that series equal in principal amount to the unconverted portion of the Security surrendered.

  If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

  The Company will not be required to deliver certificates for shares of Parent Stock upon conversion while the Parent's stock transfer books are closed for a meeting of stockholders or for the payment of dividends or for any other purpose, but certificates for shares of Parent Stock shall be delivered as soon as the stock transfer books shall again be opened.

  Registered Securities of any series surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date for such series to the opening of business on such Interest Payment Date shall (except in the case of Securities or portions thereof which have been called for redemption on a redemption date within such period) be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Registered Securities being surrendered for conversion; provided, that no such payment need be made if there shall exist, at the time of conversion, a default in the payment of interest on the Securities of such series. The funds so delivered to the Conversion Agent shall be paid to the Company on or after such Interest Payment Date unless the Company shall default on the payment of the interest due on such Interest Payment Date, in which event such funds shall be paid to the Holder who delivered the same. Except as provided in the preceding sentence and subject to the penultimate paragraph of Section 2.13, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Registered Securities surrendered for conversion or on account of any dividends on the Parent Stock issued upon conversion. If Bearer Securities of a series are convertible into Parent Stock, then such Securities, to be converted, shall be surrendered, together with all unmatured coupons and all matured coupons in default appertaining thereto, at the place and in the manner specified for Bearer Securities of said series as contemplated by Section 2.02.

Section 10.04. Fractional Shares.

  The Company will not issue a fractional share of Parent Stock upon conversion of a Security. Instead, the Company will deliver cash or its check for the current market value of a fractional share. The current market value of a fractional share is determined as follows: Multiply the current market price of a full share on the last full trading day prior to the conversion date by the fraction (rounded to the nearest 1/100 of a share) and round the result to the nearest whole cent.

Section 10.05. Taxes on Conversion.

  If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of shares of Parent Stock upon the conversion. The Holder, however, shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

Section 10.06. Company to Provide Stock.

  The Company shall (i) cause the Parent to, from time to time as may be necessary, reserve out of Parent's authorized but unissued Parent Stock or Parent Stock held in treasury enough shares of Parent Stock to permit the conversion of all outstanding Securities and (ii) secure from the Parent (or elsewhere) a sufficient number of shares of Parent Stock for delivery upon conversion of Securities.

  All shares of Parent Stock which may be delivered upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free from any preemptive rights.

  In order that the Company may deliver shares of Parent Stock upon conversion of the Securities, the Company will, and will cause the Parent to, endeavor to comply with all applicable Federal and State securities laws and will endeavor to cause such shares to be listed on each national or regional securities exchange on which the Parent Stock is listed.

Section 10.07. Adjustment for Change in Capital Stock.

  If the Parent:

    (1) pays a dividend or makes a distribution on the Parent Stock in shares of Parent Stock;

    (2) subdivides the outstanding shares of Parent Stock into a greater number of shares;

    (3) combines the outstanding shares of Parent Stock into a smaller number of shares;

    (4) pays a dividend or makes a distribution on Parent Stock in shares of its capital stock other than Parent Stock; or

    (5) issues by reclassification of its shares of Parent Stock any shares of its capital stock,

then the conversion privilege and the conversion price or conversion rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of any Security thereafter converted may receive the number of shares of capital stock of the Parent which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

  For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

  If after an adjustment a Holder of a Security upon conversion of it may receive shares of two or more classes of capital stock of the Parent, the conversion prices of the classes of capital stock (after giving effect to such allocation of the adjusted conversion price between or among the classes of capital stock as the Board of Directors shall determine to be appropriate) or the conversion rate, as the case may be, shall thereafter be subject to adjustment on terms comparable to those applicable to Parent Stock in this Indenture.

  Any shares of Parent Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Parent Stock under Sections 10.08 and 10.09 below.

Section 10.08. Adjustment for Rights Issue.

  If the Parent issues any rights or warrants to all holders of shares of Parent Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of Parent Stock (or Convertible Securities) at a price per share (or having a conversion price per share, after adding thereto an allocable portion of the exercise price of the right or warrant to purchase such Convertible Securities, computed on the basis of the maximum number of shares of Parent Stock issuable upon conversion of such Convertible Securities) less than the Average Market Price on the Determination Date, the conversion price or rate shall be adjusted so that it shall equal the price or rate determined by multiplying the conversion price or dividing the conversion rate, as the case may be, in effect immediately prior to the opening of business on that record date by a fraction, of which the numerator shall be the number of shares of Parent Stock outstanding on such record date plus the number of shares of Parent Stock which the aggregate offering price of the total number of shares of Parent Stock so offered (or the aggregate conversion price of the Convertible Securities to be so offered, after adding thereto the aggregate exercise price of the rights or warrants to purchase such Convertible Securities) would purchase at such Average Market Price and of which the denominator shall be the number of shares of Parent Stock outstanding on such record date plus the number of additional shares of Parent Stock offered for subscription or purchase (or into which the Convertible Securities so offered are convertible). Shares of Parent Stock owned by or held for the account of the Parent shall not be deemed outstanding for the purpose of any such adjustment.

  For purposes of this Section 10.08, the number of shares of Parent Stock outstanding on any record date shall be deemed to include (i) the maximum number of shares of Parent Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price equal to or less than the Average Market Price per share of Parent Stock, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date and (ii) if the Series B TCI Group Common Stock is convertible into Parent Stock, the maximum number of shares of Parent Stock the issuance of which would be necessary to effect the full conversion of all shares of Series B TCI Group Common Stock outstanding on such record date, if all of such shares of Series B TCI Group Common Stock were deemed to have been converted immediately prior to the opening of business on such record date.

  The adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If all of the shares of Parent Stock (or all of the Convertible Securities) subject to such rights or warrants have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Convertible Securities which have been exercised, all of the shares of Parent Stock issuable upon conversion of such Convertible Securities have not been issued prior to the expiration of the conversion right thereof), then the conversion price or conversion rate shall promptly be readjusted to the conversion price or conversion rate which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Parent Stock (or Convertible Securities) issued upon the exercise of such rights or warrants (or the conversion of such Convertible Securities).

  No adjustment shall be made under this Section 10.08 if the adjusted conversion price would be higher than, or the adjusted conversion rate would be less than, the conversion price or conversion rate, as the case may be, in effect prior to such adjustment.

Section 10.09. Adjustments for Other Distributions.

  If the Parent distributes to all holders of shares of Parent Stock any assets or debt securities or any rights or warrants to purchase securities, the conversion price or conversion rate shall be adjusted by multiplying the conversion price or dividing the conversion rate, as the case may be, in effect immediately prior to the opening of business on the record date mentioned below by a fraction, of which the numerator shall be the total number of shares of Parent Stock outstanding on such record date multiplied by the Average Market Price on the Determination Date, less the fair market value (as determined by the Board of Directors) on such record date of said assets or debt securities or rights or warrants so distributed, and of which the denominator shall be the total number of shares of Parent Stock outstanding on such record date multiplied by such Average Market Price.

  For purposes of this Section 10.09, the number of shares of Parent Stock outstanding on any record date shall be deemed to include (i) the maximum number of shares of Parent Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price equal to or less than the Average Market Price, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date and (ii) if the Series B TCI Group Common Stock is convertible into Parent Stock, the maximum number of shares of Parent Stock the issuance of which would be necessary to effect the full conversion of all shares of Series B TCI Group Common Stock outstanding on such record date, if all of such shares of Series B TCI Group Common Stock were deemed to have been converted immediately prior to the opening of business on such record date.

  The adjustment shall be made successively whenever any such distribution is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. Shares of Parent Stock owned by or held for the account of the Parent shall not be deemed outstanding for the purpose of any such adjustment.

  No adjustment shall be made under this Section 10.09 if the adjusted conversion price would be higher than, or the adjusted conversion rate would be less than, the conversion price or conversion rate, as the case may be, in effect prior to such adjustment.

  This Section does not apply to cash dividends or distributions. Also, this Section does not apply to dividends or distributions referred to in Section
10.07 or to rights or warrants referred to in Section 10.08.

Section 10.10. Voluntary Adjustment.

  The Company at any time may reduce the conversion price or increase the conversion rate, temporarily or otherwise, by any amount but in no event shall such adjusted conversion price or conversion rate result in shares of Parent Stock being issuable upon conversion of the Securities if converted at the time of such adjustment at an effective conversion price per share less than the par value of the Parent Stock at the time such adjustment is made.

  A voluntary adjustment of the conversion price or conversion rate pursuant to this Section 10.10 does not change or adjust the conversion price or conversion rate otherwise in effect for purposes of Section 10.07, 10.08 or
10.09. If an event requiring an adjustment to the conversion price or conversion rate pursuant to Section 10.07, 10.08 or 10.09 occurs at any time that a voluntary adjustment to the conversion price or conversion rate is in effect pursuant to this Section 10.10, then the adjustment required by the applicable of Section 10.07, 10.08 or 10.09 shall be made to the conversion price or conversion rate that would otherwise have been in effect as of the relevant date specified in such Section had no voluntary adjustment pursuant to this Section 10.10 been made, and for purposes of applying such Section, any such voluntary adjustment shall be disregarded. If such adjustment would result in a lower conversion price or a higher conversion rate, as the case may be, than the conversion price or conversion rate as voluntarily adjusted by the Company, then such lower conversion price or higher conversion rate shall be the conversion price or conversion rate, as the case may be.

Section 10.11. Certain Definitions.

  For the purposes of this Article, the following terms have the following meanings:

    "Average Market Price" of a share of Parent Stock on the Determination Date for any issuance of rights or warrants or any distribution in respect of which the Average Market Price is being calculated means the average of the daily current market prices of the Parent Stock for the shortest of:

      (i) the period of 30 consecutive trading days commencing 45 trading days before such Determination Date,

      (ii) the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or the distribution in respect of which the Average Market Price is being calculated and ending on the last full trading day before such Determination Date, and

      (iii) the period, if any, commencing on the date next succeeding the Ex-Dividend Date with respect to the next preceding issuance of rights or warrants or distribution for which an adjustment is required by the provisions of Section 10.07(4), 10.08 or 10.09, and ending on the last full trading day before such Determination Date.

    If the record date for an issuance of rights or warrants or a distribution for which an adjustment is required by the provisions of
  Section 10.07(4), 10.08 or 10.09 (the "preceding adjustment event") precedes the record date for the issuance or distribution in respect of which the Average Market Price is being calculated and the Ex-Dividend Date for such preceding adjustment event is on or after the Determination Date for the issuance or distribution in respect of which the Average Market Price is being calculated, then the Average Market Price shall be adjusted by deducting therefrom the fair market value (on the record date for the issuance or distribution in respect of which the Average Market Price is being calculated), as determined by the Board of Directors, of the capital stock, rights, warrants, assets or debt securities issued or distributed in respect of each share of Parent Stock in such preceding adjustment event.

    Further, in the event that the Ex-Dividend Date (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.07(1), (2), (3) or (5) applies occurs during the period applicable for calculating the Average Market Price, then the Average Market Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the current market price of the Parent Stock during such period.

    "current market price" of a share of Parent Stock on any day means the last reported sale price (or, if no sale price is reported, the average of the high and low bid prices) on such day on the Nasdaq Stock Market or as quoted by the National Quotation Bureau Incorporated, or if the Parent Stock is listed on an exchange, on the principal exchange on which the Parent Stock is listed. In the event that no such quotation is available for any day, the Board of Directors shall be entitled to determine the current market price on the basis of such quotations as it considers appropriate.

    "Determination Date" for any issuance of rights or warrants or any distribution to which Section 10.08 or 10.09 applies means the earlier of
  (i) the record date for the determination of stockholders entitled to receive the rights or warrants or the distribution to which such Section applies and (ii) the Ex-Dividend Date for such rights, warrants or distribution.

    "Ex-Dividend Date" means the date on which "ex-dividend" trading commences for a dividend, an issuance of rights or warrants or a distribution to which any of Sections 10.07, 10.08 and 10.09 applies in the over-the-counter market or on the principal exchange on which the Parent Stock is then quoted or listed.

Section 10.12. When Adjustment May Be Deferred.

  In any case in which this Article shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the additional shares of Parent Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Parent Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder cash or its check in lieu of any fractional interest to which he is entitled pursuant to Section 10.04; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional shares of Parent Stock, and such cash, upon the occurrence of the event requiring such adjustment.

Section 10.13. When Adjustment Is Not Required.

  No adjustments in the conversion price or conversion rate need be made unless the adjustment would require an increase or decrease of at least one percent (1%) in the initial conversion price or conversion rate. Any adjustment which is not made shall be carried forward and taken into account in any subsequent adjustment.

  All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

  No adjustment in the conversion price or conversion rate shall be made because the Parent issues, in exchange for cash, property or services, shares of Parent Stock, or any securities convertible into or exchangeable for shares of Parent Stock, or securities carrying the right to purchase shares of Parent Stock or such convertible or exchangeable securities.

  No adjustment in the conversion price or conversion rate need be made under this Article for sales of shares of Parent Stock pursuant to a Parent plan providing for reinvestment of dividends or interest or in the event the par value of the Parent Stock is changed.

  No adjustment in the conversion price or conversion rate need be made for a transaction referred to in Section 10.07, 10.08 or 10.09 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Parent Stock participate in the transaction; provided that the basis on which the Securityholders are to participate in the transaction shall not be deemed to be fair if it would require the conversion of Securities at any time prior to the expiration of the conversion period specified for such Securities.

  To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 10.14. Notice of Adjustment.

  Whenever the conversion price or conversion rate is adjusted, the Company shall promptly give notice of the adjustment to Securityholders in accordance with Section 11.02 hereof and file with the Trustee an Officers' Certificate briefly stating the new conversion price or conversion rate, the date it becomes effective, the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

Section 10.15. Notice of Certain Transactions.

  If:

    (1) the Parent takes any action which would require an adjustment in the conversion price or conversion rate;

    (2) the Parent consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Parent must approve the transaction; or

    (3) there is a dissolution or liquidation of the Parent,

a Holder of a Security may want to convert it into shares of Parent Stock prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Parent Stock on that date may receive. Therefore, the Company shall give to the Securityholders and the Trustee in accordance with Section
11.02 a notice stating the proposed record or effective date, as the case may be. Failure to give the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.

Section 10.16. Consolidation, Merger or Sale of the Parent.

  If the Parent is a party to a transaction described in Section 5.01 or a merger which reclassifies or changes its outstanding Parent Stock, the Company shall enter into a supplemental indenture. The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities or cash or other assets which he would have owned immediately after the consolidation, merger or transfer if he had converted the Security immediately before the effective date of such transaction, assuming (to the extent applicable) that such Holder failed to exercise any rights of election with respect thereto and received per share of Parent Stock the kind and amount of securities, cash or assets received per share by a plurality of the non- electing shares. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The Company shall give to each Securityholder in accordance with Section 11.02 a notice describing the supplemental indenture.

  If this Section applies, Sections 10.07, 10.08 and 10.09 shall not apply.

Section 10.17. Company Determination Final.

  Any determination which the Board of Directors must make pursuant to Section 10.07, 10.09, 10.11, 10.13 or 10.16 is conclusive and binding on the Holders.

Section 10.18. Trustee's and Conversion Agent's Disclaimer.

  Neither the Trustee nor any Conversion Agent has any duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. Neither the Trustee nor any Conversion Agent has any duty to determine whether any provisions of a supplemental indenture under Section
10.16 are correct. Neither the Trustee nor any Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities. Neither the Trustee nor any Conversion Agent shall be responsible for the Company's failure to comply with this Article.

Section 10.19. Simultaneous Adjustments.

  In the event that this Article Ten requires adjustments to the conversion price or conversion rate under more than one of Sections 10.07(4), 10.08 or 10.09, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.07, second, the provisions of
Section 10.09 and, third, the provisions of Section 10.08.

                                ARTICLE ELEVEN

                                 Miscellaneous

Section 11.01. Trust Indenture Act Controls.

  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of TIA (S)(S) 310 to 317, inclusive, through operation of TIA (S) 318(c), such imposed duties shall control.

Section 11.02. Notices.

  Any notice or communication (including any Act of Holders) shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

    If to the Company:

      TCI Communications, Inc.
      Terrace Tower II
      5619 DTC Parkway
      Englewood, Colorado 80111-3000
       Attention: Bernard W. Schotters,
                   Senior Vice President--Finance
                   and Treasurer

  If to the Trustee:

      The Bank of New York
      101 Barclay Street, Floor 21W
      New York, New York 10286
       Attention: Corporate Trust
                   Trustee Administration

  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

  Except as otherwise expressly provided herein or otherwise specified with respect to any series of Securities issuable as Bearer Securities pursuant to
Section 2.02, where this Indenture provides for notice to Holders of Securities of any event:

    (1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the security register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and

    (2) such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in the City of New York and in such other city or cities as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice (except that, for purposes of Section 2.05, notice of the appointment of a successor Authenticating Agent shall be sufficiently given to Holders of Bearer Securities if published as provided herein at least once.

  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.

  In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

  Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Any notice or communication published in the manner provided above shall be deemed to have been given on the date of publication or, if published more than once, on the date of the first such publication.

  Any notice or communication required or permitted under this Indenture shall be in the English language, except that any published notice may be in the official language of the country of publication.

Section 11.03. Communication by Holders with Other Holders.

  Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

    (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.

Section 11.05. Statements Required in Certificate or Opinion.

  Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture other than certificates provided pursuant to Section 4.07 shall include:

    (1) a statement that the person making such certificate or opinion has read such covenant or condition;

    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

    (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

    (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.06. When Treasury Securities Disregarded.

  In determining whether the Holders of the required aggregate principal amount of outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Securities of such series owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on such request, demand, authorization, direction, notice, consent, waiver or action, only Securities of such series which the Trustee actually knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to so act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

Section 11.07. Rules by Trustee and Agents.

  Subject to Section 11.15 and Article Twelve, the Trustee may make reasonable rules for action by or a meeting of Securityholders of all series or any series. The Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 11.08. Legal Holidays.

  A "Legal Holiday" with respect to any place of payment or conversion or other location is a Saturday, a Sunday or a day on which banking institutions or trust companies in that place of payment, conversion or other location are not authorized or required to be open. If a payment date or the last day to convert a Security is a Legal Holiday at a place of payment or conversion, payment or conversion may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest or original issue discount, as the case may be, shall accrue for the intervening period.

Section 11.09. Governing Law.

  The internal laws of the State of New York shall govern this Indenture, the Securities and coupons.

Section 11.10. No Adverse Interpretation of Other Agreements.

  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11. No Recourse Against Others.

  No past, present or future director, officer, employee or stockholder, as such, of the Company or the Trustee or any successor of either thereof shall have any liability for any obligations of the Company or the Trustee under the Securities or any coupons appertaining thereto or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation and all such liability is hereby waived and released. Such waiver and release are part of the consideration for the issue of the Securities.

Section 11.12. Successors.

  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13. Duplicate Originals.

  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14. Table of Contents, Headings, etc.

  The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15. Acts of Holders.

  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Twelve, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 12.06.

  (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

  (c) The ownership, principal amount and serial numbers of outstanding Registered Securities held by any person, and the date of holding the same, shall be proved by the security register.

  (d) The ownership, principal amount and serial numbers of outstanding Bearer Securities held by any person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary or exhibited to it, the Bearer Securities therein described, or such facts may be proved by the certificate or affidavit of the person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Securities continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other person or (3) such Bearer Security is surrendered in exchange for a Registered Security or (4) such Bearer Security is no longer outstanding. The ownership, principal amount and serial numbers of outstanding Bearer Securities held by any person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

  (e) If the Company shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of

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Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. Notwithstanding TIA (S) 316(c), such record date shall be the record date specified in or pursuant to such resolution of the Board of Directors, which shall be a date not earlier than 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

  (f) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind such Holder and every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                                ARTICLE TWELVE

                       Meetings of Holders of Securities

Section 12.01. Purposes for which Meetings may be Called.

  If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 12.02. Call, Notice and Place of Meetings.

  (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 12.01, to be held at such time and at such place in the Borough of Manhattan, the City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 11.02, not less than 21 nor more than 180 days prior to the date for the meeting.

  (b) In case at any time the Company pursuant to a resolution of the Board of Directors or the Holders of at least 10% of the aggregate principal amount of outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 12.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, the City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

Section 12.03. Persons Entitled to Vote at Meetings.

  To be entitled to vote at any meeting of Holders of Securities of any series, a person shall be (1) a Holder of one or more outstanding Securities of such series, or (2) a person appointed by an instrument in writing as

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proxy for a Holder or Holders of one or more outstanding Securities of such series by such Holder or Holders. The only persons who shall be entitled to be present or to speak at any meeting of Holder of Securities of any series shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.04. Quorum; Action.

  The persons entitled to vote a majority of the aggregate principal amount of the outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.02(a), except that such notice shall be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

  Except as limited by the third sentence of Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Securities of that series; provided, however, that, except as limited by the third sentence and of Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the outstanding Securities of a series, may be adopted at a meeting or an adjourned meeting duly reconvened at which a quorum is present as aforesaid, by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the outstanding Securities of that series.

  Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

  Notwithstanding the foregoing provisions of this Section 12.04, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in aggregate principal amount of all outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

    (i) there shall be no minimum quorum requirement for such meeting; and

    (ii) the principal amount of the outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 12.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.

  (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 11.15 and the appointment of any proxy shall be proved in the manner specified in

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Section 11.15 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by
Section 11.15 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section
11.15 or other proof.

  (b) The Trustee shall by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 12.02(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority of the aggregate principal amount of the outstanding Securities of such series represented at the meeting.

  (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the outstanding Securities of such series held or represented by him, provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

  (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 12.02 at which a quorum is present may be adjourned from time to time by persons entitled to vote a majority of the aggregate principal amount of the outstanding Securities of such series represented at the meeting and the meeting may be held as so adjourned without further notice.

Section 12.06. Counting Votes and Recording Action of Meetings.

  The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amount and serial numbers of the outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in
Section 12.02 and, if applicable, Section 12.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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                                   Signatures

Dated: December 20, 1995

                                          TCI Communications, Inc


                                          By /s/ Stephen M. Brett
                                             ----------------------------------

                                                                         (Seal)

Attest: _____________________________
          Assistant Secretary


Dated: December 20, 1995

                                          The Bank of New York


                                          By /s/ Walter N. Gitlin
                                             ----------------------------------

                                                                         (Seal)
Attest: /s/ Paul J. Schmelzel

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